Exhibit 10.12

RECORDING REQUESTED BY

AND WHEN

RECORDED RETURN TO:

First American Title Insurance Company

National Commercial Services

1801 K Street, N.W., Suite 200-K

Washington, D.C. 20006

Attn: Richard L. Whelton, Jr.

THIS AMENDED AND RESTATED DEED OF TRUST IS A REFINANCE OF THE DEED OF TRUST RECORDED OCTOBER 28, 2002 AS INSTRUMENT NO. 124500, AS SUPPLEMENTED BY DOCUMENT RECORDED NOVEMBER 24, 2003 AS INSTRUMENT NO. 165321, ON WHICH RECORDATION TAX HAS BEEN PREVIOUSLY PAID. PURSUANT TO THE PROVISIONS OF SECTION 42-1103(a)(3) OF THE DISTRICT OF COLUMBIA CODE, THIS DEED OF TRUST IS EXEMPT FROM RECORDATION TAX TO THE EXTENT OF $47,607,000.00.

AMENDED AND RESTATED DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

BY 1225 EYE STREET, N.W. ASSOCIATES LLC, a Delaware limited liability company

(successor by merger to 1215 Eye Street, N.W. Associates Limited Partnership),

as Grantor

TO RICHARD L. WHELTON, JR.,

as Trustee

for the benefit of

METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation,

as Beneficiary

November 1, 2007

TABLE OF CONTENTS

ARTICLE 1 GRANT OF SECURITY		3
1.1	REAL PROPERTY GRANT	3
1.2	PERSONAL PROPERTY GRANT	4
1.3	CONDITIONS TO GRANT	5
1.4	ADDITIONAL ADVANCES	5

ARTICLE 2 GRANTOR COVENANTS		5
2.1	DUE AUTHORIZATION, EXECUTION, AND DELIVERY	5
2.2	PERFORMANCE BY GRANTOR	6
2.3	WARRANTY OF TITLE	6
2.4	TAXES, LIENS AND OTHER CHARGES	6
2.5	ESCROW DEPOSITS	7
2.6	CARE AND USE OF THE PROPERTY	8
2.7	COLLATERAL SECURITY INSTRUMENTS	10
2.8	SUITS AND OTHER ACTS TO PROTECT THE PROPERTY	10
2.9	LIENS AND ENCUMBRANCES	10

ARTICLE 3 INSURANCE		10
3.1	REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES	10
3.2	ADJUSTMENT OF CLAIMS	14
3.3	ASSIGNMENT TO BENEFICIARY	14

ARTICLE 4 BOOKS, RECORDS AND ACCOUNTS		14
4.1	BOOKS AND RECORDS	14
4.2	ADDITIONAL MATTERS	15

ARTICLE 5 LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY		16
5.1	GRANTOR’S REPRESENTATIONS AND WARRANTIES	16
5.2	ASSIGNMENT OF LEASES	16
5.3	PERFORMANCE OF OBLIGATIONS	16
5.4	SUBORDINATE LEASES	17
5.5	MANAGEMENT FEES	18

ARTICLE 6 ENVIRONMENTAL HAZARDS		19
6.1	REPRESENTATIONS AND WARRANTIES	19

6.2	REMEDIAL WORK	19
6.3	ENVIRONMENTAL SITE ASSESSMENT	20
6.4	UNSECURED OBLIGATIONS	20
6.5	HAZARDOUS MATERIALS	20
6.6	REQUIREMENTS OF ENVIRONMENTAL LAWS	21

ARTICLE 7 CASUALTY, CONDEMNATION AND RESTORATION		21
7.1	GRANTOR’S REPRESENTATIONS	21
7.2	RESTORATION	22
7.3	CONDEMNATION	23
7.4	REQUIREMENTS FOR RESTORATION	24

ARTICLE 8 REPRESENTATIONS OF GRANTOR		25
8.1	ERISA	25
8.2	NON-RELATIONSHIP	26
8.3	NO ADVERSE CHANGE	26
8.4	FOREIGN INVESTOR	26
8.5	US PATRIOT ACT	26

ARTICLE 9 EXCULPATION AND LIABILITY		27
9.1	LIABILITY OF GRANTOR	27

ARTICLE 10 CHANGE IN OWNERSHIP, CONVEYANCE OF PROPERTY		28
10.1	CONVEYANCE OF PROPERTY, CHANGE IN OWNERSHIP AND COMPOSITION	28
10.2	PROHIBITION ON SUBORDINATE FINANCING	34
10.3	RESTRICTIONS ON ADDITIONAL OBLIGATIONS	34
10.4	STATEMENTS REGARDING OWNERSHIP	34

ARTICLE 11 DEFAULTS AND REMEDIES		35
11.1	EVENTS OF DEFAULT	35
11.2	REMEDIES UPON DEFAULT	36
11.3	APPLICATION OF PROCEEDS OF SALE	37
11.4	WAIVER OF JURY TRIAL	37
11.5	BENEFICIARY’S RIGHT TO PERFORM GRANTOR’S OBLIGATIONS	37
11.6	BENEFICIARY REIMBURSEMENT	37

11.7	FEES AND EXPENSES	38
11.8	WAIVER OF CONSEQUENTIAL DAMAGES	38
11.9	INDEMNIFICATION OF TRUSTEE	38
11.10	ACTIONS BY TRUSTEE	38
11.11	SUBSTITUTION OF TRUSTEE	38
11.12	NO REINSTATEMENT	38
11.13	WAIVER RELATING TO REMEDIES	39

ARTICLE 12 GRANTOR AGREEMENTS AND FURTHER ASSURANCES		39
12.1	PARTICIPATION AND SALE OF LOAN	39
12.2	REPLACEMENT OF NOTE	39
12.3	GRANTOR’S ESTOPPEL	40
12.4	FURTHER ASSURANCES	40
12.5	SUBROGATION	40

ARTICLE 13 SECURITY AGREEMENT		40
13.1	SECURITY AGREEMENT	40
13.2	REPRESENTATIONS AND WARRANTIES	41
13.3	CHARACTERIZATION OF PROPERTY	42
13.4	PROTECTION AGAINST PURCHASE MONEY SECURITY INTERESTS	42

ARTICLE 14 RELATED LOAN PROVISIONS		42
14.1	RELATED LOAN	42
14.2	LIMITED RECOURSE GUARANTY	43
14.3	WAIVERS	44
14.4	RELEASES	45
14.5	NO ELECTION	45
14.6	INDEFEASIBLE PAYMENT	45
14.7	FINANCIAL CONDITION OF GRANTOR	46
14.8	SUBORDINATION	46

ARTICLE 15 MISCELLANEOUS COVENANTS		47
15.1	NO WAIVER	47
15.2	NOTICES	47
15.3	HEIRS AND ASSIGNS; TERMINOLOGY	47

15.4	SEVERABILITY	47
15.5	APPLICABLE LAW	48
15.6	CAPTIONS	48
15.7	TIME OF THE ESSENCE	48
15.8	NO MERGER	48
15.9	NO MODIFICATIONS	48
15.10	COUNTERPARTS	48

AMENDED AND RESTATED DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

DEFINED TERMS

Execution Date: November 1, 2007

Note: The Amended and Restated Promissory Note dated as of the Execution Date made by Grantor to the order of Beneficiary in the principal amount of $57,600,000.00.

Beneficiary & Address:

Metropolitan Life Insurance Company, a New York corporation

10 Park Avenue, Third Floor

Morristown, New Jersey 07962

Attention: Senior Vice President, Real Estate Investments

With a copy to:

Metropolitan Life Insurance Company

10 Park Avenue, Third Floor

Morristown, New Jersey 07962

Attention: Law Department, Chief Counsel, Real Estate Investments

Grantor & Address (Chief Executive Office):

1225 Eye Street, N.W. Associates LLC, a Delaware limited liability company

(successor by merger to 1225 Eye Street, N.W. Associates Limited Partnership)

c/o Piedmont Operating Partnership, L.P.

6200 The Corners Parkway, Suite 500

Norcross, Georgia 30092

Attention: Executive Vice President, Capital Markets

With a copy to:

Troutman Sanders LLP

600 Peachtree Street, NE

Suite 5200

Atlanta, Georgia 30308-2216

Attention: James W. Addison, Esq.

Trustee & Address:

Richard L. Whelton, Jr.

c/o First American Title Insurance Company

National Commercial Services

1801 K Street, N.W., Suite 200-K

Washington, D.C. 20006

(as substituted trustee pursuant to Deed of Appointment of Substitute Trustee recorded November     , 2007 as Instrument No.                     )

Liable Parties & Address:

Piedmont Operating Partnership, L.P., a Delaware limited partnership

6200 The Corners Parkway, Suite 500

Norcross, Georgia 30092

Attention: Executive Vice President, Capital Markets

County and State (the “State”) in which the Property is located: Washington, District of Columbia

Use: Class A office building with related first-class retail facilities and an underground parking garage.

Insurance: Commercial General Liability: Required Liability Limit: $50,000,000.00

Address for Insurance Notification:

Metropolitan Life Insurance Company,

its affiliates and/or successors and assigns

10 Park Avenue

Morristown, New Jersey 07962

Attention: Real Estate Investments Insurance Manager

Loan Documents: The Note, this Deed of Trust and any other documents related to the Note and/or this Deed of Trust (except the Indemnity Agreement and the Guaranty) and all renewals, amendments, modifications, restatements and extensions of these documents.

Indemnity Agreement: Amended and Restated Unsecured Indemnity Agreement dated as of the Execution Date and executed by Grantor and Liable Parties in favor of Beneficiary.

Guaranty: Amended and Restated Guaranty of Recourse Obligations dated as of the Execution Date and executed by Liable Parties.

The Indemnity Agreement and the Guaranty are not Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents.

THIS AMENDED AND RESTATED DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is entered into as of the Execution Date by Grantor to Trustee for the benefit of Beneficiary with reference to the following Recitals:

RECITALS

A. This Deed of Trust secures: (1) the payment of the indebtedness evidenced by the Note with interest at the rates set forth in the Note, together with all renewals, modifications, consolidations and extensions of the Note, all additional advances or fundings made by Beneficiary, and any other amounts required to be paid by Grantor under any of the Loan Documents (collectively, the “Secured Indebtedness” and sometimes referred to as the “Loan”); (2) the full performance by Grantor of all of the terms, covenants and obligations set forth in any of the Loan Documents; and (3) the payment and full performance by Related Borrower of the 1201 Guaranteed Obligations, as such terms are defined in Section 14.1. The terms “Related Note,” “Related Deed of Trust,” “Related Loan Documents” and similar terms are also defined in Section 14.1.

B. Grantor makes the following covenants and agreements for the benefit of Beneficiary or any party designated by Beneficiary, including any prospective purchaser of the Loan Documents or participant in the Loan, and their respective officers, employees, agents, attorneys, representatives and contractors (all of which are collectively referred to as “Beneficiary”) and Trustee.

NOW, THEREFORE, IN CONSIDERATION of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Grantor agrees as follows:

ARTICLE 1

GRANT OF SECURITY

1.1 REAL PROPERTY GRANT. In order to secure the Secured Indebtedness, the full performance by Grantor of all of the terms, covenants and obligations set forth in any of the Loan Documents, and the 1201 Guaranteed Obligations, Grantor irrevocably sells, transfers, grants, conveys, assigns and warrants to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Grantor’s present and future estate, right, title and interest in and to the following which are collectively referred to as the “Real Property”:

(a) That certain real property located in the State which is more particularly described in Exhibit A attached to this Deed of Trust or any portion of the real property; all easements, rights-of-way, gaps, strips and gores of land; streets and alleys; sewers and water rights; privileges, licenses, tenements, and appurtenances appertaining to the real property, and the reversion(s), remainder(s), and claims of Grantor with respect to these items, and the benefits of any existing or future conditions, covenants and restrictions affecting the real property (collectively, the “Land”);

(b) All things now or hereafter affixed to or placed on the Land, including all buildings, structures and improvements, all fixtures and all machinery, elevators, boilers, building service equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, appliances, furniture, furnishings, building materials, supplies, computers and software, window coverings and floor coverings, lobby furnishings, and other property now or in the future attached, or installed in the improvements and all replacements, repairs, additions, or substitutions to these items (collectively, the “Improvements”);

(c) All present and future income, rents, revenue, profits, proceeds, accounts receivables and other benefits from the Land and/or Improvements and all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by Grantor, any advance payment of real estate taxes or assessments, or insurance premiums made by Grantor and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, and all insurance proceeds payable to Grantor in connection with the Land and/or Improvements whether or not such insurance coverage is specifically required under the terms of this Deed of Trust (“Insurance Proceeds”) (all of the items set forth in this paragraph are referred to collectively as “Rents and Profits”);

(d) All damages, payments and revenue of every kind that Grantor may be entitled to receive, from any person owning or acquiring a right to the oil, gas or mineral rights and reservations of the Land;

(e) All proceeds and claims arising on account of any damage to, or Condemnation (as hereinafter defined) of any part of the Land and/or Improvements, and all causes of action and recoveries for any diminution in the value of the Land and/or Improvements;

(f) All licenses, contracts, management agreements, guaranties, warranties, franchise agreements, permits, or certificates relating to the ownership, use, operation or maintenance of the Land and/or Improvements; and

(g) All names by which the Land and/or Improvements may be operated or known, and all rights to carry on business under those names, and all trademarks, trade names, and goodwill relating to the Land and/or Improvements.

TO HAVE AND TO HOLD the Real Property, unto Trustee, its successors and assigns, in trust, for the benefit of Beneficiary, its successors and assigns, forever subject to the terms, covenants and conditions of this Deed of Trust.

1.2 PERSONAL PROPERTY GRANT. Grantor irrevocably sells, transfers, grants, conveys, assigns and warrants to Beneficiary, its successors and assigns, a security interest in Grantor’s interest in the following personal property which is collectively referred to as the “Personal Property”:

(a) Any portion of the Real Property which may be personal property, and all other personal property, whether now existing or acquired in the future which is attached to, appurtenant to, or used in the construction or operation of, or in connection with, the Real Property;

(b) All rights to the use of water, including water rights appurtenant to the Real Property, pumping plants, ditches for irrigation, all water stock or other evidence of ownership of any part of the Real Property that is owned by Grantor in common with others and all documents of membership in any owner’s association or similar group;

(c) All plans and specifications prepared for construction of the Improvements; and all contracts and agreements of Grantor relating to the plans and specifications or to the construction of the Improvements;

(d) All equipment, machinery, fixtures, goods, accounts, general intangibles, promissory notes, letter of credit rights, investment property, commercial tort claims, deposit accounts, documents, instruments and chattel paper and all substitutions, replacements of, and additions to, any of these items;

(e) All sales agreements, deposits, escrow agreements, other documents and agreements entered into with respect to the sale of any part of the Real Property, and all proceeds of the sale; and

(f) All proceeds from the voluntary or involuntary disposition or claim respecting any of the foregoing items (including judgments, condemnation awards or otherwise).

All of the Real Property and the Personal Property are collectively referred to as the “Property.”

1.3 CONDITIONS TO GRANT. If Grantor shall pay to Beneficiary the Secured Indebtedness, at the times and in the manner stipulated in the Loan Documents, and if Grantor shall perform and observe each of the terms, covenants and agreements set forth in the Loan Documents, and provided that there does not exist any Event of Default under the Related Loan Documents (as “Event of Default” is defined in the Related Deed of Trust) nor any event which, with notice and/or the opportunity to cure would constitute an Event of Default thereunder, then this Deed of Trust and all the rights granted by this Deed of Trust shall be released by Trustee and/or Beneficiary in accordance with the laws of the State.

1.4 ADDITIONAL ADVANCES. Until this Deed of Trust is released of record, Beneficiary may make additional loans, advances, readvances, future advances and other financial accommodations pursuant to the terms of the Note or other Loan Documents from time to time, but the maximum unpaid balance outstanding at any one time shall not exceed the principal amount of the Note set forth in the “Defined Terms” section of this Deed of Trust, plus interest thereon, and plus any advances made for taxes, liens, assessments, insurance premiums, costs, and other obligations, including interest thereon, undertaken by Beneficiary hereunder or under the other Loan Documents, and all such advances, future advances and readvances shall become part of the indebtedness secured by this Deed of Trust with the same priority from the date of recordation of this Deed of Trust and shall be deemed evidenced by the Note, this Deed of Trust and the other Loan Documents.

ARTICLE 2

GRANTOR COVENANTS

2.1 DUE AUTHORIZATION, EXECUTION, AND DELIVERY.

(a) Grantor represents and warrants that the execution of the Loan Documents and the Indemnity Agreement has been duly authorized and there is no provision in the organizational documents of Grantor requiring further consent for such action by any other entity or person.

(b) Grantor represents and warrants that it is duly organized, validly existing and is in good standing under the laws of the state of its formation and in the State, that its exact legal name, the state of its formation and the state of its chief executive office (or place of business, if it has only one place of business) are correctly stated in the Defined Terms, and that it has all necessary licenses, authorizations, registrations, permits and/or approvals to own its properties and to carry on its business as presently conducted.

(c) Grantor represents and warrants that the execution, delivery and performance of the Loan Documents and the Indemnity Agreement will not result in Grantor being in default under any provision of its organizational documents or of any deed of trust, mortgage, lease, credit or other agreement to which it is a party or which affects it or the Property.

(d) Grantor represents and warrants that the Loan Documents and the Indemnity Agreement have been duly authorized, executed and delivered by Grantor and constitute valid and binding obligations of Grantor which are enforceable in accordance with their terms.

(e) Grantor agrees that it will not change the state where it or its chief executive office (or place of business, if it has only one place of business) is located, or change its name, without providing at least thirty (30) days’ prior written notice to Beneficiary.

2.2 PERFORMANCE BY GRANTOR. Grantor shall pay the Secured Indebtedness to Beneficiary and shall keep and perform each and every other obligation, covenant and agreement of the Loan Documents.

2.3 WARRANTY OF TITLE.

(a) Grantor represents and warrants that it holds marketable and indefeasible fee simple absolute title to the Real Property, and that it has the right and is lawfully authorized to sell, convey or encumber the Property subject only to those specific exceptions to title recorded in the real estate records of the State and contained in Schedule B of the title insurance policy or policies which have been approved by Beneficiary (the “Permitted Exceptions”). The Property is free from all due and unpaid taxes, assessments and mechanics’ and materialmen’s liens.

(b) Grantor further covenants to warrant and forever defend the Real Property unto Beneficiary and Trustee, and their respective heirs, devisees, personal representatives and assigns, from and against the claims and demands of all persons whomsoever.

2.4 TAXES, LIENS AND OTHER CHARGES.

(a) Unless otherwise paid to Beneficiary as provided in Section 2.5, Grantor shall pay all real estate and other taxes and assessments which may be payable, assessed, levied, imposed upon or become a lien on or against any portion of the Property (all of the foregoing items are collectively referred to as the “Imposition(s)”). The Impositions shall be paid not later than ten (10) days before the dates on which the particular Imposition would become delinquent and Grantor shall produce to Beneficiary receipts of the imposing authority, or other evidence reasonably satisfactory to Beneficiary, evidencing the payment of the Imposition in full. Grantor may elect by appropriate legal action at the sole expense of Grantor to contest any Imposition, and Grantor shall not be required to pay the Imposition provided that (i) if, in the reasonable opinion of Beneficiary, as a result of such contest the Property or any interest therein might be subject to the imposition of any lien or encumbrance, Grantor shall first deposit cash with Beneficiary as a reserve in an amount which Beneficiary reasonably determines is sufficient to pay the Imposition plus all fines, interest, penalties and costs which may become due pending the determination of the contest, (ii) the contest operates to prevent enforcement or collection of the Imposition, or the sale or forfeiture of, the Property, and is prosecuted with due diligence and continuity, and (iii) Beneficiary will not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Grantor has not furnished additional security as provided in clause (i) above, or to any risk of criminal liability. Upon termination of any proceeding or contest, Grantor shall pay the amount of the Imposition as finally determined in the proceeding or contest. Provided that there is not then an Event of Default (as defined in Section 11.1), the monies which have been deposited with Beneficiary pursuant to this Section shall be applied toward such payment and the excess, if any, shall be returned to Grantor.

(b) In the event of the passage, after the Execution Date, of any law which deducts from the value of the Property, for the purposes of taxation, any lien or security interest encumbering the Property, or changing in any way the existing laws regarding the taxation of mortgages, deeds of trust and/or security agreements or debts secured by these instruments, or changing the manner for the collection of any such taxes, and the law has the effect of imposing payment of any Impositions upon Beneficiary, at Beneficiary’s option, the Secured Indebtedness shall immediately become due and payable. Notwithstanding the preceding sentence, Beneficiary’s election to accelerate the Loan shall not be effective if (1) Grantor is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay the Imposition or the increased portion of the Imposition and (2) Grantor agrees in writing to pay or reimburse Beneficiary in accordance with Section 11.6 for the payment of any such Imposition which becomes payable at any time when the Loan is outstanding.

2.5 ESCROW DEPOSITS. Without limiting the effect of Section 2.4 and Section 3.1, Grantor shall pay to Beneficiary monthly on the same date the monthly installment is payable under the Note, an amount equal to 1/12th of the amounts Beneficiary reasonably estimates are necessary to pay, on an annualized basis, (1) all Impositions and (2) the premiums for the insurance policies required under this Deed of Trust (collectively the “Premiums”) until such time as Grantor has deposited an amount equal to the annual charges for these items and on demand, from time to time, shall pay to Beneficiary any additional amounts necessary to pay the Premiums and Impositions. Grantor will furnish to Beneficiary bills for Impositions and Premiums thirty (30) days before Impositions become delinquent and such Premiums become due for payment. No amounts paid as Impositions or Premiums shall be deemed to be trust funds and these funds may be commingled with the general funds of Beneficiary. Beneficiary shall not be required to pay interest to Grantor on account of these funds. If an Event of Default occurs, Beneficiary shall have the right, at its election, to apply any amounts held under this Section 2.5 in reduction of the Secured Indebtedness, or in payment of the Premiums or Impositions for which the amounts were deposited. However, with respect to deposits of Premiums, Grantor shall not be required to make these deposits unless (i) at any time Grantor fails to furnish to Beneficiary, not later than thirty (30) days before the dates on which any Premiums would become delinquent, receipts for the payment of the Premiums, or (ii) Grantor fails to provide, not later than thirty (30) days prior to expiration of any policy required under the Loan Documents, appropriate proof of issuance of a new policy which continues in force the insurance coverage of the expiring policy, or (iii) there is an Event of Default, or (iv) Grantor no longer owns the Property, or (v) there has been a change in Grantor or in the general partners, shareholders or members of Grantor or in the constituent general partners or controlling shareholders or controlling members of any of the entities comprising Grantor (other than transfers permitted under Section 10.1). In the event any of these events occur, Beneficiary reserves the right to require deposits of Premiums at any time in its absolute discretion notwithstanding the fact that the default may be cured, or that the transfer or change be approved by Beneficiary. In addition, with respect to deposits of Impositions, Grantor shall not be required to make these deposits unless (i) there is an Event of Default, or (ii) Grantor no longer owns the Property, or (iii) there has been a change in Grantor or in the general partners, shareholders or members of Grantor or in the constituent general partners or controlling shareholders or controlling members of any of the entities comprising Grantor (other than transfers permitted under Section 10.1). In the event any of these events occur, Beneficiary reserves the right to require deposits of Impositions at any time in its absolute discretion notwithstanding the fact that the default may be cured, or that the transfer or change be approved by Beneficiary.

2.6 CARE AND USE OF THE PROPERTY.

(a) Grantor represents and warrants to and agrees with Beneficiary as follows:

(i) All authorizations, licenses, including without limitation liquor licenses, if any, and operating permits required to allow the Improvements to be operated for the Use have been obtained, paid for and are in full force and effect.

(ii) The Improvements and their Use comply with (and no notices of violation have been received in connection with) all Requirements (as defined in this Section) and Grantor shall at all times comply with all present or future Requirements affecting or relating to the Property and/or the Use. Grantor shall furnish Beneficiary, on request, proof of compliance with the Requirements. Grantor shall not use or permit the use of the Property, or any part thereof, for any illegal purpose. “Requirements” shall mean all laws, ordinances, orders, covenants, conditions and restrictions and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the Property or any part of the Property or the Use, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the Property, including permits, licenses and/or certificates that may be necessary from time to time to comply with any of the these requirements.

(iii) Grantor has complied with and will continue to comply with all requirements of all instruments and agreements affecting the Property, whether or not of record, including without limitation all covenants and agreements by and between Grantor and any governmental or regulatory agency pertaining to the development, use or operation of the

Property. Grantor, at its sole cost and expense, shall keep the Property in good order, condition, and repair, and make all necessary structural and non-structural, ordinary and extraordinary repairs to the Property.

(iv) Grantor shall abstain from, and not permit, the commission of waste to the Property and shall not remove or alter in any substantial manner, the structure or character of any Improvements without the prior written consent of Beneficiary.

(v) The zoning approval for the Property is not dependent upon the ownership or use of any property which is not encumbered by this Deed of Trust.

(vi) Construction of the Improvements on the Property is complete.

(vii) The Property is in good repair and condition, free of any material damage.

(b) Beneficiary shall have the right, at any time and from time to time during normal business hours, to enter the Property in order to ascertain Grantor’s compliance with the Loan Documents, to examine the condition of the Property, to perform an appraisal, to undertake surveying or engineering work, and to inspect premises occupied by tenants. Grantor shall cooperate with Beneficiary performing these inspections. Provided that any such inspections are reasonably required, Grantor shall pay all costs incurred by Beneficiary in connection with any such inspections.

(c) Grantor shall use, or cause to be used, the Property solely for the Use. Grantor shall not use, or permit the use of, the Property for any other use without the prior written consent of Beneficiary. To the extent the Property is used as a residential apartment complex, (i) Grantor shall not file or record a declaration of condominium, master deed of trust or mortgage or any other similar document evidencing the imposition of a so-called “condominium regime” whether superior or subordinate to this Deed of Trust and (ii) Grantor shall not permit any part of the Property to be converted to, or operated as, a “cooperative apartment house” whereby the tenants or occupants participate in the ownership, management or control of any part of the Property.

(d) Without the prior written consent of Beneficiary, Grantor shall not (i) initiate or acquiesce in a change in the zoning classification of and/or restrictive covenants affecting the Property or seek any variance under existing zoning ordinances, (ii) take any action out of the ordinary course of operating and leasing the Property which may result in the Use becoming a non-conforming use under applicable zoning ordinances (except to the extent the Use may be such a legally permitted non-conforming use on the date hereof), or (iii) subject the Property to restrictive covenants.

(e) Grantor will faithfully perform each and every covenant to be performed by Grantor under any lien or encumbrance affecting the Property including, without limiting the generality hereof, mortgages, deeds of trust, leases, easements, declarations or covenants, conditions and/or restrictions and other agreements which affect the Property, in law or in equity.

2.7 COLLATERAL SECURITY INSTRUMENTS. Grantor covenants and agrees that if Beneficiary at any time holds additional security for any obligations secured by this Deed of Trust, it may enforce its rights and remedies with respect to the security, at its option, either before, concurrently or after a sale of the Property is made pursuant to the terms of this Deed of Trust. Beneficiary may apply the proceeds of the additional security to the Secured Indebtedness without affecting or waiving any right to any other security, including the security under this Deed of Trust, and without waiving any breach or default of Grantor under this Deed of Trust or any other Loan Document.

2.8 SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.

(a) Grantor shall immediately notify Beneficiary of the commencement, or receipt of notice, of any action or proceeding or other material matter or claim affecting the Property and/or the interest of Beneficiary under the Loan Documents (collectively, “Actions”). Grantor shall appear in and defend any Actions.

(b) Beneficiary shall have the right, at the cost and expense of Grantor, to institute, maintain and participate in Actions or other proceedings and take such other action, as it may deem appropriate in the good faith exercise of its discretion to preserve or protect the Property and/or the interest of Beneficiary under the Loan Documents. Any money paid by Beneficiary under this Section shall be reimbursed to Beneficiary in accordance with Section 11.6 hereof.

2.9 LIENS AND ENCUMBRANCES. Without the prior written consent of Beneficiary, to be exercised in Beneficiary’s sole and absolute discretion, other than the Permitted Exceptions, Grantor shall not create, place or allow to remain any lien or encumbrance on the Property, including deeds of trust, mortgages, security interests, conditional sales, mechanic’s liens, tax liens or assessment liens regardless of whether or not they are subordinate to the lien created by this Deed of Trust (collectively, “Liens and Encumbrances”). If any Liens and Encumbrances (other than Permitted Exceptions) are recorded against the Property or any part of the Property, within thirty (30) days after receipt of notice of their existence Grantor shall either obtain a discharge and release of such Liens and Encumbrances, or shall provide a bond or other security with respect thereto in form, scope, and amount satisfactory to Beneficiary in its sole discretion.

ARTICLE 3

INSURANCE

3.1 REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES.

(a) During the term of this Deed of Trust, Grantor at its sole cost and expense must provide insurance policies and certificates of insurance for types of insurance described below all of which must be satisfactory to Beneficiary as to form of policy, amounts, deductibles, sublimits, types of coverage, exclusions and the companies underwriting these coverages. In no event shall such policies be terminated or otherwise allowed to lapse. Grantor shall be responsible for its own deductibles. Grantor shall also pay for any insurance, or any increase of policy limits, not described in this Deed of Trust which Grantor requires for its own protection or for compliance with government statutes. Grantor’s insurance shall be primary and without contribution from any insurance procured by Beneficiary including, without limitation, any insurance obtained by Beneficiary pursuant to Section 3.1(d).

Policies of insurance shall be delivered to Beneficiary in accordance with the following requirements:

(i) Property insurance on the Improvements and the Personal Property insuring against any peril now or hereafter included within the classification “All Risk” or “Special Perils,” in each case (A) in an amount equal to 100% of the “Full Replacement Cost” (as hereinafter defined) of the Improvements and Personal Property with a waiver of depreciation and with a Replacement Cost Endorsement; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $250,000.00 (with the exception of windstorms, which may be subject to a deductible not to exceed 5% of the full replacement cost); and (D) containing Ordinance or Law Coverage, Operation of Building Laws, Demolition Costs and Increased Cost of Construction in an amount reasonably required by Beneficiary or if any of the Improvements or the use of the Property constitute non-conforming structures then in the amount of 100% of the Full Replacement Cost. The Full Replacement Cost shall be determined from time to time by an appraiser or contractor designated and paid by Grantor and approved by Beneficiary or by an engineer or appraiser in the regular employ of the insurer. The “Full Replacement Cost” for purposes of this Article 3 shall mean the estimated total cost of construction required to replace the Improvements with a substitute of like utility, and using modern materials and current standards, design and layout. For purposes of calculating Full Replacement Cost, direct (hard) costs shall include, without limitation, labor, materials, supervision and contractor’s profit and overhead and indirect (soft) costs shall include, without limitation, fees for architect’s plans and specifications, construction financing costs, permits, sales taxes, insurance and other costs included in the Marshall Valuation Service published by Marshall & Swifts.

(ii) Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined single limit of not less than the amount set forth in the Defined Terms; (B) to continue at not less than this limit until required to be changed by Beneficiary in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (a) premises and operations; (b) products and completed operations on an “if any” basis; (c) independent contractors; (d) blanket contractual liability for all written and oral contracts; and (e) contractual liability covering the indemnities contained in this Deed of Trust to the extent available.

(iii) Business Income insurance in an amount sufficient to prevent Grantor from becoming a co-insurer within the terms of the applicable policies, and sufficient to recover one (1) year’s “Business Income” (as hereinafter defined) and with an Extended Period of Indemnity of 12 months. The amount of such insurance shall be increased from time to time during the term of this Deed of Trust as and when new Leases and renewal Leases are entered into and rents payable increase or the annual estimate of gross income from occupancy of the Property increases to reflect such rental increases. “Business Income” shall mean the sum of (A) the total anticipated gross income from occupancy of the Property, (B) the amount of all charges (such as, but not limited to, operating expenses, insurance premiums and taxes) which are the obligation of tenants or occupants to Grantor, (C) the fair market rental value of any portion of the Property which is occupied by Grantor, and (D) any other amounts payable to Grantor or to any affiliate of Grantor pursuant to Leases.

(iv) If Beneficiary determines at any time that any part of the Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, Grantor will maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount not less than the lesser of (A) “Full Replacement Cost” or (B) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended.

(v) During the period of any construction or renovation or alteration of the Improvements, a so-called “Builder’s All Risk” insurance policy in non-reporting form for any Improvements under construction, renovation or alteration including, without limitation, for demolition and increased cost of construction or renovation, in an amount equal to the Full Replacement Cost of such Improvements and/or materials, or as otherwise approved by Beneficiary in the good faith exercise of its discretion, including an Occupancy endorsement and Workers’ Compensation Insurance covering all persons engaged in the construction, renovation or alteration in an amount at least equal to the minimum required by statutory limits of the State.

(vi) Workers’ Compensation insurance, subject to the statutory limits of the State, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease in the aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operations (if applicable).

(vii) Boiler & Machinery or Equipment Breakdown Coverage, insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of all equipment installed in, on or at the Improvements. These policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown.

(viii) Insurance from and against all losses, damages, costs, expenses, claims and liabilities related to or arising from acts of terrorism, of such types, in such amounts, with such deductibles, issued by such companies, and on such forms of insurance policies as required by Beneficiary; provided, however, that as to the original Grantor (but not to any successor grantor), Grantor shall purchase terrorism coverage with a limit equal to the lesser of (A) the Full Replacement Cost, and (B) that terrorism coverage that could be purchased with a premium that is equal two hundred percent (200%) of the premium, as reasonably determined by Beneficiary, that Grantor would need to pay to obtain the insurance described in Section 3.1(a)(i) for the Property excluding terrorism coverage.

(ix) Business Automobile Insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage arising out of the use of owned, non-owned, hired and/or leased automotive equipment when such equipment is operated by Grantor, Grantor’s employees or Grantor’s agents in connection with the Property

(x) Such other insurance (A) as may from time to time be required by Beneficiary to replace coverage against any hazard, which as of the date hereof is insured against under any of the insurance policies described in Subsections (a)(i) through (a)(ix) of this Section 3.1, and (B) as may from time to time be reasonably required by Beneficiary against other insurable hazards, including, but not limited to, vandalism, earthquake, environmental, sinkhole and mine subsidence (provided that earthquake insurance, if required, shall be subject to a deductible of $100,000.00).

(xi) Beneficiary’s interest must be clearly stated by endorsement in the insurance policies described in this Section 3.1 as follows:

(A) The policies of insurance referenced in Subsections (a)(i), (a)(iii), (a)(iv), (a)(v) and (a)(vii) of this Section 3.1 shall identify Beneficiary under the New York Standard Mortgagee Clause (non-contributory) endorsement.

(B) The insurance policies referenced in Subsections 3.1(a)(ii) and 3.1(a)(ix) shall name Beneficiary as an additional insured.

(C) The policies of insurance referenced in Subsection 3.1(a)(viii) shall name Beneficiary in such form and manner as Beneficiary shall reasonably require.

(D) All of the policies referred to in Section 3.1 shall provide for at least thirty (30) days’ written notice to Beneficiary in the event of policy cancellation and/or material change.

(b) All the insurance companies must be authorized to do business in New York State and in the State and be approved by Beneficiary. The insurance companies must have a general policy rating of A- or better and a financial class of VIII or better by A.M. Best Company, Inc. and a claims paying ability of BBB or better according to Standard & Poors. So called “Cut-through” endorsements shall not be permitted. Grantor shall deliver evidence satisfactory to Beneficiary of payment of premiums due under the insurance policies.

(c) Certified copies of the policies, and any endorsements, shall be made available for inspection by Beneficiary upon request. If Grantor fails to obtain or maintain insurance policies and coverages as required by this Section 3.1 (“Required Insurance”) then

Beneficiary shall have the right but shall not have the obligation immediately to procure any Required Insurance at Grantor’s cost. If any required insurance is provided using one or more blanket policies containing aggregate coverage limits, Beneficiary shall be commercially reasonable in approving such limits based upon the insured portfolio; provided, however, that Grantor shall provide Beneficiary with a written copy of the schedule of locations applicable to each such aggregate coverage limit.

(d) Grantor shall be required during the term of the Loan to continue to provide Beneficiary with original renewal policies or replacements of the insurance policies referenced in Section 3.1(a). Beneficiary may accept Certificates of Insurance evidencing insurance policies referenced in Subsections (a)(ii), (a)(iv), and (a)(vi) of this Section 3.1 instead of requiring the actual policies. Beneficiary shall be provided with renewal Certificates of Insurance, or Binders, not less than fifteen (15) days prior to each expiration. The failure of Grantor to maintain the insurance required under this Article 3 shall not constitute a waiver of Grantor’s obligation to fulfill these requirements.

(e) All binders, policies, endorsements, certificates, and cancellation notices are to be sent to the Beneficiary’s Address for Insurance Notification as set forth in the Defined Terms until changed by notice from Beneficiary.

3.2 ADJUSTMENT OF CLAIMS. Grantor hereby authorizes and empowers Beneficiary to settle, adjust or compromise any claims for damage to, or loss or destruction of, all or a portion of the Property, regardless of whether there are Insurance Proceeds available or whether any such Insurance Proceeds are sufficient in amount to fully compensate for such damage, loss or destruction. Notwithstanding the foregoing, so long as no Event of Default (or any event which with notice and/or the opportunity to cure would constitute an Event of Default) has occurred and is continuing, and so long as Beneficiary’s security shall not be impaired, (a) Grantor may negotiate and settle any such claims involving less than $750,000.00 without the consent of Beneficiary, and (b) Grantor may negotiate for a settlement, adjustment or compromise of any such claims involving $750,000.00 or more provided that the final settlement shall be subject to the written approval of Beneficiary in its sole and absolute discretion.

3.3 ASSIGNMENT TO BENEFICIARY. In the event of the foreclosure of this Deed of Trust or other transfer of the title to the Property in extinguishment of the Secured Indebtedness, all right, title and interest of Grantor in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights under these insurance policies and any other insurance policies covering the Property shall pass to the transferee of the Property.

ARTICLE 4

BOOKS, RECORDS AND ACCOUNTS

4.1 BOOKS AND RECORDS. Grantor shall keep adequate books and records of account in accordance with generally accepted accounting principles (“GAAP”), or in accordance with other methods acceptable to Beneficiary in its sole discretion, consistently applied and furnish to Beneficiary:

(a) Annually certified rent rolls signed and dated by Grantor, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease (as defined in Section 5.2) and the term of each Lease, including the expiration date, and any other information as is reasonably required by Beneficiary, within thirty (30) days after the end of each fiscal year;

(b) A quarterly operating statement of the Property and year to date operating statements detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by Grantor in the form required by Beneficiary, and if available, any quarterly operating statement prepared by an independent certified public accountant, within thirty to sixty (30-60) days after the close of each fiscal quarter of Grantor;

(c) An annual balance sheet and profit and loss statement of Grantor in the form required by Beneficiary, prepared and certified by Grantor, or if required by Beneficiary, audited financial statements for Grantor and any Liable Parties prepared by an independent certified public accountant acceptable to Beneficiary within ninety (90) days after the close of each fiscal year of Grantor and the Liable Parties, as the case may be; and

(d) An annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property including cash flow projections for the upcoming year and all proposed capital replacements and improvements at least fifteen (15) days prior to the start of each calendar year.

Notwithstanding the foregoing, the financial statements for Liable Parties to be provided pursuant to Section 4.1(c) do not need to be in accordance with GAAP, provided they are in accordance with the accounting method used in the financial statements of Liable Parties submitted to Beneficiary in connection with the application for the Loan.

4.2 ADDITIONAL MATTERS.

(a) Grantor shall furnish Beneficiary with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Beneficiary or the rating agencies in form and substance satisfactory to Beneficiary or the rating agencies.

(b) Grantor shall furnish Beneficiary and its agents convenient facilities for the examination and audit of any such books and records.

(c) Beneficiary and its representatives shall have the right upon reasonable prior written notice to examine and audit the records, books, management and other papers of Grantor and its affiliates or of any guarantor or indemnitor which reflect upon their financial condition and/or the income, expenses and operations of the Property, at the Property or at any office regularly maintained by Grantor, its affiliates or any guarantor or indemnitor where the books and records are located. Beneficiary shall have the right upon notice to make copies and extracts from the foregoing records and other papers.

ARTICLE 5

LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY

5.1 GRANTOR’S REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants to Trustee and Beneficiary as follows:

(a) There are no leases or occupancy agreements affecting the Property except those leases and amendments listed on Exhibit B to the Assignment of Leases and Grantor has delivered to Beneficiary true, correct and complete copies of all existing leases, including amendments (collectively, “Existing Leases”) and all guaranties and amendments of guaranties given in connection with the Existing Leases (the “Guaranties”).

(b) There are no material defaults by Grantor under the Existing Leases or Guaranties and, to the best knowledge of Grantor, except as may have been disclosed to Beneficiary in the tenant estoppel certificates delivered to Beneficiary in connection with the Loan, there are no material defaults by any tenants under the Existing Leases or any guarantors under the Guaranties. The Existing Leases and the Guaranties are in full force and effect.

(c) To the best knowledge of Grantor, none of the tenants now occupying ten percent (10%) or more of the Property or having a current lease affecting ten percent (10%) or more of the Property is the subject of any bankruptcy, reorganization or insolvency proceeding or any other debtor-creditor proceeding.

(d) Except as specifically set forth in the Existing Leases, no Existing Leases may be amended, terminated or canceled unilaterally by a tenant and no tenant may be released from its obligations, except in the event of (i) material damage to, or destruction of, the Property or (ii) condemnation.

5.2 ASSIGNMENT OF LEASES. In order to further secure payment of the Secured Indebtedness and the performance of Grantor’s obligations under the Loan Documents, Grantor absolutely, presently and unconditionally grants, assigns and transfers to Beneficiary all of Grantor’s right, title, interest and estate in, to and under (i) all of the Existing Leases and Guaranties affecting the Property and (ii) all of the future leases, lease amendments, guaranties and amendments of guaranties and (iii) the Rents and Profits. Grantor acknowledges that it is permitted to collect the Rents and Profits pursuant to a revocable license unless and until an Event of Default occurs. The Existing Leases and Guaranties and all future leases, lease amendments, guaranties and amendments of guaranties are collectively referred to as the “Leases.”

5.3 PERFORMANCE OF OBLIGATIONS.

(a) Grantor shall perform all material obligations under any and all Leases. If any of the acts described in paragraph (c) of this Section 5.3 are done without the written consent of Beneficiary, at the option of Beneficiary, they shall be of no force or effect and shall constitute a default under this Deed of Trust.

(b) Upon request of Beneficiary, Grantor agrees to furnish Beneficiary executed copies of all future Leases entered into which affect the Property.

(c) Grantor shall not, without the express written consent of Beneficiary, (i) enter into or extend any Lease unless the Lease complies with the Leasing Guidelines which are attached to this Deed of Trust as Exhibit B (provided, however, that the foregoing shall not prohibit Grantor from allowing the extension of any Leases pursuant to any extension options existing under the Existing Leases or Leases hereafter entered into in accordance with the terms hereof), or (ii) cancel or terminate any Leases or accept a surrender of any Leases except in the case of a default unless Grantor has entered into new Leases covering all of the premises of the Leases being terminated or surrendered or unless specifically permitted under any Existing Leases or Leases hereafter entered into in accordance with the terms hereof, or (iii) modify or amend any Leases in any material way or reduce the rent (unless any such Lease following such modification, amendment or reduction shall remain in compliance with the Leasing Guidelines), or (iv) unless the tenants remain liable under the Leases, consent to an assignment of the tenant’s interest or to a subletting of any of the Leases (except if any such consent is required by the terms of a Lease existing on the Execution Date and entered into in compliance with this Deed of Trust), or (v) accept payment of advance rents in an amount in excess of one month’s rent under any Lease. In the event that (i) Grantor has delivered to Beneficiary a written request for Beneficiary’s approval of a Lease or other leasing matter together with a summary of the business terms of such Lease or other leasing matter by a method which provides evidence of delivery, such as certified mail or a recognized national overnight delivery service, (ii) Beneficiary has failed to respond to such request within five (5) business days after Beneficiary’s receipt of such request, and (iii) Grantor has delivered to Beneficiary a second copy of such request by such a method, then, if Beneficiary has failed to respond to such second request within five (5) business days after Beneficiary’s receipt of such request, such request shall be deemed approved, provided that each such request included a legend prominently displayed at the top of the first page thereof in solid capital letters in bold face type of a font size not less than twelve (12) as follows: “WARNING: PURSUANT TO SECTION 5.3 OF THE DEED OF TRUST, YOU WILL BE DEEMED TO HAVE APPROVED THIS REQUEST IF YOU DO NOT RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT.”

(d) Grantor shall not, without the express written consent of Beneficiary enter into any options to purchase the Property.

5.4 SUBORDINATE LEASES. Each Lease hereafter entered into affecting the Property shall be absolutely subordinate to the lien of this Deed of Trust and shall also contain a provision, satisfactory to Beneficiary, to the effect that (a) Beneficiary may elect to make such Lease superior to the lien of this Deed of Trust and (b) in the event of the judicial or non-judicial foreclosure of the Property, at the election of the acquiring foreclosure purchaser, the particular Lease shall not be terminated and the tenant shall attorn to the purchaser subject to the terms of such Lease. If requested to do so, the tenant shall agree to enter into a new Lease for the balance of the term upon the same terms and conditions. If Beneficiary requests, Grantor shall cause a tenant or tenants to enter into subordination and attornment agreements or nondisturbance agreements with Beneficiary on forms which have been approved by Beneficiary and Beneficiary shall negotiate such forms in good faith at Grantor’s cost, including payment of the reasonable fees of Beneficiary’s counsel. In addition, Beneficiary agrees to provide a nondisturbance agreement to any tenant (and to negotiate such agreement in good faith at Grantor’s cost, including payment of the reasonable fees of Beneficiary’s counsel), provided that such tenant’s Lease is approved by Beneficiary. Following the date hereof, Grantor shall request and use reasonable efforts to obtain a subordination, nondisturbance and attornment agreement on forms which have been approved by Beneficiary from each tenant under a Lease demising in excess of 8,000 square feet of rentable floor area in effect on the date hereof who has not yet provided such an agreement.

5.5 MANAGEMENT FEES. Grantor covenants and agrees that all contracts and agreements relating to the Property requiring the payment of management fees or other similar compensation shall (i) provide that the obligation will not be enforceable against Beneficiary and (ii) be subordinate to the lien of this Deed of Trust. Beneficiary will be provided evidence of Grantor’s compliance with this Section upon request.

ARTICLE 6

ENVIRONMENTAL HAZARDS

6.1 REPRESENTATIONS AND WARRANTIES. Grantor hereby represents, warrants, covenants and agrees to and with Beneficiary that (i) except as may be disclosed in the Initial Environmental Report (as defined in the Indemnity Agreement) or except as expressly approved by Beneficiary in writing, neither Grantor nor, to the best of Grantor’s knowledge, after due inquiry, any tenant, subtenant or occupant of the Property, has at any time placed, suffered or permitted the presence of any Hazardous Materials (as defined in Section 6.5) at, on, under, within or about the Property, except for Permitted Materials (as this term is defined in the Indemnity Agreement); (ii) except as may be disclosed in the Initial Environmental Report, to the best knowledge of Grantor, all operations or activities upon the Property, and any use or occupancy of the Property by Grantor, and any tenant, subtenant or occupant of the Property are presently and shall in the future be in compliance with all Requirements of Environmental Laws (as defined in Section 6.6); (iii) Grantor will use reasonable best efforts to assure that any tenant, subtenant or occupant of the Property shall in the future be in compliance with all Requirements of Environmental Laws with respect to the Property; (iv) except as may be disclosed in the Initial Environmental Report, Grantor does not know of, and has not received, any written or oral notice or other communication from any person or entity (including, without limitation, a governmental entity) relating to Hazardous Materials or Remedial Work pertaining thereto, of possible liability of any person or entity pursuant to any Requirements of Environmental Laws, other environmental conditions in connection with the Property, or any actual administrative or judicial proceedings in connection with any of the foregoing; (v) Grantor shall not do (and shall use its reasonable best efforts not to allow any tenant or other user of the Property to do) any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (vi) Grantor has truthfully and fully provided to Beneficiary, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Grantor and that is contained in Grantor’s files and records, including, without limitation, any reports relating to Hazardous Materials in, on, under or from the Property and/or to the environmental condition of the Property.

6.2 REMEDIAL WORK. In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any Requirements of Environmental Laws, Grantor shall perform or cause to be performed the Remedial Work in compliance with the applicable law, regulation, order or agreement. All Remedial Work shall be performed by one or more contractors, selected by Grantor and approved in advance in writing by Beneficiary, and under the supervision of a consulting engineer, selected by Grantor and approved in advance in writing by Beneficiary. All costs and expenses of Remedial Work shall be paid by Grantor including, without limitation, the charges of the contractor(s) and/or the consulting engineer, and Beneficiary’s reasonable attorneys’, architects’ and/or consultants’ fees and costs incurred in connection with monitoring or review of the Remedial Work. In the event Grantor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the Remedial Work, Beneficiary may, but shall not be required to, cause such Remedial Work to be performed, subject to the provisions of Sections 11.5 and 11.6.

6.3 ENVIRONMENTAL SITE ASSESSMENT. Beneficiary shall have the right, at any time and from time to time, to undertake an environmental site assessment on the Property, including any testing that Beneficiary may determine, in its sole discretion, is necessary or desirable to ascertain the environmental condition of the Property and the compliance of the Property with Requirements of Environmental Laws. Any such assessment and/or testing shall be at the sole expense of Grantor if an Event of Default has occurred and is continuing or if Beneficiary reasonably believes that Hazardous Materials are present in, on, under or from the Property in violation of Requirements of Environmental Laws. Grantor shall cooperate fully with Beneficiary and its consultants performing such assessments and tests.

6.4 UNSECURED OBLIGATIONS. No amounts which may become owing by Grantor to Beneficiary under this Article 6 or under any other provision of this Deed of Trust as a result of a breach of or violation of this Article 6 shall be secured by this Deed of Trust. The obligations shall continue in full force and effect and any breach of this Article 6 shall constitute a default under this Deed of Trust. The lien of this Deed of Trust shall not secure (i) any obligations evidenced by or arising under the Indemnity Agreement (“Unsecured Obligations”), or (ii) any other obligations to the extent that they are the same or have the same effect as any of the Unsecured Obligations. The Unsecured Obligations shall continue in full force, and any breach or default of any such obligations shall constitute a breach or default under this Deed of Trust but the proceeds of any foreclosure sale shall not be applied against Unsecured Obligations. Nothing in this Section shall in any way limit or otherwise affect the right of Beneficiary to obtain a judgment in accordance with applicable law for any deficiency in recovery of all obligations that are secured by this Deed of Trust following foreclosure, notwithstanding that the deficiency judgment may result from diminution in the value of the Property by reason of any event or occurrence pertaining to Hazardous Materials or any Requirements of Environmental Laws.

6.5 HAZARDOUS MATERIALS. “Hazardous Materials” shall include without limitation:

(a) Those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (as amended), 42 U.S.C. Sections 9601 et seq., the Resource Conservation and Recovery Act of 1976 (as amended), 42 U.S.C. Sections 6901 et seq. (“RCRA”), and the Hazardous Materials Transportation Act (as amended), 49 U.S.C. Sections 1501 et seq., and in the regulations promulgated pursuant to said laws, all as amended;

(b) Those substances listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101 and amendments thereto) listed in Table 302.4 – List of Hazardous Substances and Reportable Quantities (40 CFR Part 302 and amendments thereto) or listed in the List of Extremely Hazardous Substances and Their Threshold Planning Quantities (40 CFR Part 355, App. A, and amendments thereto);

(c) Any material, waste or substance which is (A) petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel, or any mixture thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. § 1251 et seq. (33 U.S.C. § 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. § 1317), (E) a chemical substance or mixture regulated under the Toxic Substances Control Act of 1976, 15 U.S.C. §§ 2601 et seq., (F) flammable explosives, (G) radioactive materials, (H) unexploded ordinance, (I) pesticides, fungicides, insecticides or rodenticides, or (J) a hazardous air pollutant that is or may be listed under § 112 of the Clean Air Act, as amended, 42 U.S.C. §§ 7401 et seq. (42 U.S.C. § 7412);

(d) Any material, waste or substance that is included within and regulated by Title 8 of District of Columbia Official Code (2001), as amended; and

(e) Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations, and any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the environment or human health or safety.

6.6 REQUIREMENTS OF ENVIRONMENTAL LAWS. “Requirements of Environmental Laws” means all requirements of environmental, ecological, health, or industrial hygiene laws or regulations or rules of common law related to the Property, including, without limitation, all requirements imposed by any environmental permit, law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, which relate to (i) exposure to Hazardous Materials; (ii) pollution or protection of the air, surface water, ground water, land; (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; or (iv) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

ARTICLE 7

CASUALTY, CONDEMNATION AND RESTORATION

7.1 GRANTOR’S REPRESENTATIONS. Grantor represents and warrants as follows:

(a) Except as expressly approved by Beneficiary in writing, no casualty or damage to any part of the Property which would cost more than $50,000 to restore or replace has occurred which has not been fully restored or replaced.

(b) No part of the Property has been taken in condemnation or other similar proceeding or transferred in lieu of condemnation, nor has Grantor received notice of any proposed condemnation or other similar proceeding affecting the Property.

(c) There is no pending proceeding for total or partial condemnation of the Property.

7.2 RESTORATION.

(a) Grantor shall give prompt written notice of any casualty to the Property to Beneficiary whether or not required to be insured against. The notice shall describe the nature and cause of the casualty and the extent of the damage to the Property.

(b) Grantor assigns to Beneficiary all Insurance Proceeds which Grantor is entitled to receive in connection with a casualty whether or not such insurance is required under this Deed of Trust. In the event of any damage to or destruction of the Property, and provided (1) an Event of Default does not currently exist, and (2) Beneficiary has determined that (i) there has not been an Impairment of the Security (as defined in Section 7.2(c)), and (ii) the repair, restoration and rebuilding of any portion of the Property that has been partially damaged or destroyed (the “Restoration”) can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the casualty and at least equal in value as that existing prior to the casualty, then Grantor covenants and agrees to commence and diligently pursue to completion the Restoration and the Net Insurance Proceeds shall be applied to the cost of Restoration in accordance with the terms of this Article. Beneficiary shall hold and disburse the Insurance Proceeds less the cost, if any, to Beneficiary of recovering the Insurance Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Insurance Proceeds”) to the Restoration.

(c) For the purpose of this Article, “Impairment of the Security” shall mean any or all of the following: (i) any of the Leases covering more than 20,000 square feet existing immediately prior to the damage, destruction, condemnation or casualty shall have been cancelled, or shall contain any exercisable right to cancel as a result of the damage, destruction or casualty (and the tenant thereunder shall not have waived or be deemed to have waived such right); (ii) the casualty or damage occurs during the last year of the term of the Loan; or (iii) restoration of the Property is estimated to require more than one year to complete from the date of the occurrence.

(d) If the Net Insurance Proceeds are to be used for the Restoration in accordance with this Article, Grantor shall comply with Beneficiary’s Requirements For Restoration as set forth in Section 7.4 below. Upon Grantor’s satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing (including any Event of Default pursuant to Section 11.1(h)), Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.4 below) then held by Beneficiary to Grantor.

(e) In the event that the conditions for Restoration set forth in this Section have not been met, Beneficiary may, at its option, apply the Net Insurance Proceeds to the reduction of the Secured Indebtedness and Beneficiary may declare the entire Secured Indebtedness immediately due and payable, without the payment of the Prepayment Fee, as defined in the Note. Any remaining Net Insurance Proceeds shall be applied to the reduction of the 1201 Guaranteed Obligations. After payment in full of the Secured Indebtedness and the 1201 Guaranteed Obligations, any remaining Restoration Funds shall be paid to Grantor.

7.3 CONDEMNATION.

(a) If the Property or any part of the Property is taken by reason of any condemnation or similar eminent domain proceeding, or by a grant or conveyance in lieu of condemnation or eminent domain (“Condemnation”), Beneficiary shall be entitled to all compensation, awards, damages, proceeds and payments or relief for the Condemnation (“Condemnation Proceeds”). At its option, Beneficiary shall be entitled to commence, appear in and prosecute in its own name any action or proceeding or to make any compromise or settlement in connection with such Condemnation. Grantor hereby irrevocably constitutes and appoints Beneficiary as its attorney-in-fact, which appointment is coupled with an interest, to commence, appear in and prosecute any action or proceeding or to make any compromise or settlement in connection with any such Condemnation; provided, however, that so long as there is no Event of Default hereunder or any event which with the passage of time and/or the giving of notice would constitute an Event of Default, Beneficiary shall consult with Grantor prior to making any such compromise or settlement. Notwithstanding the foregoing, so long as no Event of Default (or any event which with notice and/or the opportunity to cure would constitute an Event of Default) has occurred and is continuing, and so long as Beneficiary’s security shall not be impaired, (i) Grantor may settle any such Condemnation involving less than $250,000.00 without the consent of Beneficiary, and (ii) Grantor may negotiate for a settlement, adjustment or compromise of any such Condemnation involving $250,000.00 or more provided that the final settlement shall be subject to the written approval of Beneficiary in its sole and absolute discretion.

(b) Grantor assigns to Beneficiary all Condemnation Proceeds which Grantor is entitled to receive. In the event of any Condemnation, and provided (1) an Event of Default does not currently exist, and (2) Beneficiary has determined that (i) there has not been an Impairment of the Security, and (ii) the Restoration of any portion of the Property that has not been taken can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the taking and at least equal in value as that existing prior to the taking, then Grantor shall commence and diligently pursue to completion the Restoration. Beneficiary shall hold and disburse the Condemnation Proceeds less the cost, if any, to Beneficiary of recovering the Condemnation Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Condemnation Proceeds”) to the Restoration.

(c) In the event the Net Condemnation Proceeds are to be used for the Restoration, Grantor shall comply with Beneficiary’s Requirements For Restoration as set forth in Section 7.4 below. Upon Grantor’s satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing (including any Event of Default pursuant to Section 11.1(h)), Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.4 below) then held by Beneficiary to Grantor.

(d) In the event that the conditions for Restoration set forth in this Section have not been met, Beneficiary may, at its option, apply the Net Condemnation Proceeds to the reduction of the Secured Indebtedness and Beneficiary may declare the entire Secured Indebtedness immediately due and payable, without the payment of the Prepayment Fee. Any remaining Net Insurance Proceeds shall be applied to the reduction of the 1201 Guaranteed Obligations. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Grantor.

7.4 REQUIREMENTS FOR RESTORATION. Unless otherwise expressly agreed in a writing signed by Beneficiary, the following are the Requirements For Restoration:

(a) If the Net Insurance Proceeds or Net Condemnation Proceeds are to be used for the Restoration, prior to the commencement of any Restoration work (the “Work”), Grantor shall provide Beneficiary (i) for its review and written approval complete plans and specifications for the Work which (A) have been approved by all required governmental authorities, (B) have been approved by an architect reasonably satisfactory to Beneficiary (the “Architect”) and (C) are accompanied by Architect’s signed statement of the total estimated cost of the Work (the “Approved Plans and Specifications”); (ii) the amount of money which Beneficiary reasonably determines will be sufficient when added to the Net Insurance Proceeds or Condemnation Proceeds to pay the entire cost of the Restoration (collectively referred to as the “Restoration Funds”); (iii) evidence that the Approved Plans and Specifications and the Work are in compliance with all Requirements; (iv) an executed contract for construction with a contractor reasonably satisfactory to Beneficiary (the “Contractor”) in a form approved by Beneficiary in writing; and (v) if reasonably requested by Beneficiary, a surety bond and/or guarantee of payment with respect to the completion of the Work. The bond or guarantee shall be satisfactory to Beneficiary in form and amount and shall be signed by a surety or other entities who are acceptable to Beneficiary.

(b) Grantor shall not commence the Work, other than temporary work to protect the Property or prevent interference with business, until Grantor shall have complied with the requirements of subsection (a) of this Section 7.4. So long as there does not currently exist an Event of Default and the following conditions have been complied with or, in Beneficiary’s discretion, waived, Beneficiary shall disburse the Restoration Funds in increments to Grantor, from time to time as the Work progresses:

(i) Architect shall be in charge of the Work;

(ii) Beneficiary shall disburse the Restoration Funds directly or through escrow with a title company selected by Grantor and approved by Beneficiary, upon not less than ten (10) days’ prior written notice from Grantor to Beneficiary and Grantor’s delivery to Beneficiary of (A) Grantor’s written request for payment (a “Request for Payment”) accompanied by a certificate by Architect in a form satisfactory to Beneficiary which states that (a) all of the Work completed to that date has been completed in compliance with the Approved Plans and Specifications and in accordance with all Requirements, (b) the amount requested has been paid or is then due and payable and is properly a part of the cost of the Work and (c) when added to all sums previously paid by Beneficiary, the requested amount does not exceed the value of the Work completed to the date of such certificate; and (B) evidence satisfactory to Beneficiary that the balance of the Restoration Funds remaining after making the payments shall be sufficient to pay the balance of the cost of the Work. Each Request for Payment shall be accompanied by (x) waivers of liens covering that part of the Work previously paid for, if any, (y) a title search or by other evidence satisfactory to Beneficiary that no mechanic’s or materialmen’s liens or other similar liens for labor or materials supplied in connection with the Work have been filed against the Property and not discharged of record, and (z) an endorsement to Beneficiary’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions; and

(iii) The final Request for Payment shall be accompanied by (A) a final certificate of occupancy or other evidence of approval of appropriate governmental authorities for the use and occupancy of the Improvements, (B) evidence that the Restoration has been completed in accordance with the Approved Plans and Specifications and all Requirements, (C) evidence that the costs of the Restoration have been paid in full, and (D) evidence that no mechanic’s or similar liens for labor or material supplied in connection with the Restoration are outstanding against the Property, including final waivers of liens covering all of the Work and an endorsement to Beneficiary’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions.

(c) If (A) within sixty (60) days after the occurrence of any damage, destruction or condemnation requiring Restoration, Grantor fails to submit to Beneficiary and receive Beneficiary’s approval of plans and specifications or fails to deposit with Beneficiary the additional amount necessary to accomplish the Restoration as provided in subparagraph (a) above, or (B) after such plans and specifications are approved by all such governmental authorities and Beneficiary, Grantor fails to commence promptly or diligently continue to completion the Restoration, or (C) Grantor becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with the Restoration, or (D) there exists an Event of Default (including any Event of Default pursuant to Section 11.1(h)), then, in addition to all of the rights herein set forth and after ten (10) days’ written notice of the non-fulfillment of one or more of these conditions, Beneficiary may apply the Restoration Funds to reduce the Secured Indebtedness and at Beneficiary’s option and in its sole discretion, Beneficiary may declare the Secured Indebtedness immediately due and payable together with the Prepayment Fee. Any remaining Net Insurance Proceeds shall be applied to the reduction of the 1201 Guaranteed Obligations.

ARTICLE 8

REPRESENTATIONS OF GRANTOR

8.1 ERISA. Grantor hereby represents, warrants and agrees that: (i) it is acting on its own behalf and that it is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title 1 of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as

amended (each of the foregoing hereinafter referred to collectively as a “Plan”); (ii) Grantor’s assets do not constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101; and (iii) it will not be reconstituted as a Plan or as an entity whose assets constitute “plan assets.”

8.2 NON-RELATIONSHIP. Neither Grantor nor, to Grantor’s knowledge, any person who is a Grantor’s Constituent (as defined in Section 8.3), but subject to the next sentence is (i) a director or officer of Metropolitan Life Insurance Company (“MetLife”), (ii) a parent, son or daughter of a director or officer of MetLife, or a descendent of any of them, (iii) a stepparent, adopted child, stepson or stepdaughter of a director or officer of MetLife, or (iv) a spouse of a director or officer of MetLife. For purposes of this paragraph only, the term “Grantor’s Constituents” shall not be deemed to include any shareholders (collectively, the “Shareholders”) of Piedmont Office Realty Trust, Inc. (formerly known as Wells Real Estate Investment Trust, Inc.) or any limited partners of Piedmont Operating Partnership, L.P., a Delaware limited partnership (“Piedmont Partnership”).

8.3 NO ADVERSE CHANGE. Grantor represents and warrants that:

(a) There has been no material adverse change from the conditions shown in the application submitted for the Loan by Grantor (the “Application”) or in the materials submitted in connection with the Application in the credit rating or financial condition of Grantor or the Liable Parties or, to the best knowledge of Grantor, any entity which is a general partner, shareholder or member of Grantor (collectively, “Grantor’s Constituents”).

(b) Grantor has delivered to Beneficiary true and correct copies of all Grantor’s organizational documents and except as expressly approved by Beneficiary in writing, there have been no changes in Grantor’s Constituents since the date that the Application was executed by Grantor.

(c) Neither Grantor, nor any of Grantor’s Constituents, is involved in any bankruptcy, reorganization, insolvency, dissolution or liquidation proceeding, and to the best knowledge of Grantor, no such proceeding is contemplated or threatened.

(d) Grantor has received reasonably equivalent value for the granting of this Deed of Trust.

8.4 FOREIGN INVESTOR. Neither Grantor nor any partner, member or shareholder of Grantor is a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended.

8.5 US PATRIOT ACT. Neither Grantor nor, to Grantor’s knowledge, any partner, member or shareholder of Grantor is, and no legal or beneficial interest in a partner, member or shareholder of Grantor is or will be held, directly or indirectly by a person or entity (excluding any Shareholders and any limited partners of Piedmont Partnership) that appears on a list of individuals and/or entities for which transactions are prohibited by the US Treasury Office of Foreign Assets Control or any similar list maintained by any other governmental authority, with respect to which entering into transactions with such person or entity would violate the US Patriot Act or regulations or any Presidential Executive Order or any other similar applicable law, ordinance, order, rule or regulation.

ARTICLE 9

EXCULPATION AND LIABILITY

9.1 LIABILITY OF GRANTOR.

(a) Upon the occurrence of an Event of Default, except as provided in this Section 9.1, Beneficiary will look solely to the Property (and the Property encumbered by the Related Deed of Trust) and the security under the Loan Documents (and the security under the Related Loan Documents) for the repayment of the Loan and will not enforce a deficiency judgment against Grantor. However, nothing contained in this section shall limit the rights of Beneficiary to enforce any policies of insurance or to proceed against Grantor and the general partners of Grantor, if any, and/or the Liable Parties or any one or more of them (i) to enforce any Leases entered into by Grantor or its affiliates as tenant, guarantees, or other agreements entered into by Grantor in a capacity other than as borrower; (ii) to recover damages for fraud, material misrepresentation, material breach of warranty or waste committed by Grantor or any constituent thereof; (iii) to recover any Condemnation Proceeds or Insurance Proceeds or other similar funds which have been misapplied by Grantor or which, under the terms of the Loan Documents, should have been paid to Beneficiary; (iv) to recover any tenant security deposits, tenant letters of credit or other deposits or refundable fees paid to Grantor that are part of the collateral for the Loan or prepaid rents for a period of more than 30 days which have not been delivered to Beneficiary unless applied in accordance with the Leases prior to an Event of Default; (v) to recover Rents and Profits received by Grantor after the first day of the month in which an Event of Default occurs and prior to the date Beneficiary acquires title to the Property which have not been applied to the Loan or in accordance with the Loan Documents to operating and maintenance expenses of the Property; (vi) to recover damages, costs and expenses arising from, or in connection with, any breach of a covenant contained in Article 6 hereof or the Indemnity Agreement; (vii) to recover any amount expended by Beneficiary in connection with a foreclosure or trustee’s sale hereunder; (viii) to recover damages arising from Grantor’s failure to comply with Section 8.1 of this Deed of Trust pertaining to ERISA; and/or (ix) to recover damages, costs and expenses arising from, or in connection with, Grantor’s failure to pay any Impositions or Premiums.

(b) The limitation of liability set forth in this Section 9.1 shall not apply and the Loan shall be fully recourse in the event that prior to the indefeasible payment in full of the Secured Indebtedness and the 1201 Guaranteed Obligations (i) Grantor commences a voluntary bankruptcy or insolvency proceeding or (ii) an involuntary bankruptcy or insolvency proceeding is commenced against Grantor and Grantor or any related party has directly or indirectly encouraged, participated with, or colluded with the parties filing such involuntary bankruptcy or insolvency proceeding to file such proceeding. In addition, this agreement shall not waive any rights which Beneficiary would have under any provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Secured Indebtedness and the 1201 Guaranteed Obligations or to require that the Property shall continue to secure all of the Secured Indebtedness and the 1201 Guaranteed Obligations.

(c) The limitation of liability set forth in this Section 9.1 also shall not apply and the Loan shall be fully recourse in the event that there is any violation of Sections 10.1 or 10.2 hereof.

ARTICLE 10

CHANGE IN OWNERSHIP, CONVEYANCE OF PROPERTY

10.1 CONVEYANCE OF PROPERTY, CHANGE IN OWNERSHIP AND COMPOSITION.

(a) Grantor shall not cause or permit: (i) the Property, or any interest in the Property, to be conveyed, transferred, assigned, encumbered (except for Permitted Exceptions), sold or otherwise disposed of; or (ii) any transfer, assignment or conveyance of any interest in Grantor or in the partners, or shareholders, or members or beneficiaries of, Grantor or of any of Grantor’s Constituents; or (iii) any merger, reorganization, dissolution or other change in the ownership structure of Grantor or any of the members of Grantor, including, without limitation, any conversion of Grantor or any member of Grantor from a limited liability company to a general partnership, limited partnership, or a limited liability partnership, or vice-versa (collectively, “Transfers”).

(b) The prohibitions on transfer shall not be applicable to (i) Transfers as a result of the death of a natural person; or (ii) Transfers in connection with estate planning between or among a revocable trust or a natural person to a spouse, son or daughter or descendant of either, a stepson or stepdaughter or descendant of either; or (iii) Transfers to or from a spouse in connection with the dissolution of a marriage; or (iv) Transfers of shareholder interests in Piedmont Office Realty Trust, Inc., a Maryland corporation, formerly known as Wells Real Estate Investment Trust, Inc. (“Piedmont REIT”) or limited partner interests in Piedmont Partnership (as defined in Section 8.2) so long as Grantor pays to Beneficiary all costs and expenses incurred by Beneficiary in connection with any proposed Transfer pursuant to the preceding clauses (i), (ii), or (iii), if any, including without limitation title insurance premiums, documentation and recording costs, and reasonable attorneys’ costs and fees.

(c) Notwithstanding the foregoing, transfers to or among the constituent members of Grantor or the constituent owners of any of Grantor’s Constituents shall be permitted without the consent of Beneficiary provided that (i) there shall not then be a default or Event of Default hereunder or under any of the other Loan Documents, or the Guaranty or the Indemnity Agreement or any event which would, after the passage of time or the giving of notice, or both, constitute such a default; (ii) Piedmont REIT remains the General Partner of Piedmont Partnership and maintains at least a 51% ownership interest therein, (iii) Piedmont Partnership maintains at least a 48.02% ownership interest in Grantor, either directly or through intermediate entities; (iv) Piedmont Partnership retains the sole right and power to direct or cause the direction of the management and policies of Grantor; (v) the entity that comprises Grantor after the completion of such transfers shall be able to and shall make the warranties set forth in Sections 8.1, 8.2, 8.4 and 8.5 hereof; (vi) Grantor notifies Beneficiary of any such transfer and provides any information Beneficiary may reasonably require in connection therewith (provided, however, that with respect to transfers of interests in those Grantor’s Constituents that are not affiliated with Piedmont Partnership, Grantor shall notify Beneficiary of such transfer and provide such information to Beneficiary when Grantor is notified of such transfer and obtains such information and provided further that Grantor shall not be required to provide any notification to Beneficiary of, or provide Beneficiary with any information with respect to, any transfer of any direct or indirect interest in Piedmont Partnership by or among any Shareholders), and (vii) Grantor pays to Beneficiary a $5,000.00 processing fee and any other reasonable out-of-pocket costs and expenses incurred by Beneficiary in connection with any transfer or transfers in a single transaction, including document costs, if any, and reasonable attorneys’ fees (provided, however, that such fee shall not be payable with respect to the transfer of any direct or indirect interest in Piedmont Partnership by or among any Shareholders). In addition, notwithstanding Subsections 10.1(a)(ii) and 10.1(a)(iii) above, the Piedmont Lender (as hereafter defined), which is an affiliate of Grantor and whose ownership interests are owned (directly or indirectly) by the same entity that owns the ownership interests in 1225 Equity LLC, a Delaware limited liability company (“Piedmont Sub”), may be admitted as a non-managing member of Grantor without the consent of Beneficiary provided that conditions (i) through (vii) of this Subsection 10.1(c) are satisfied and that all of the ownership interests in Piedmont Lender are held (directly or indirectly) by the same entity that owns the ownership interests in Piedmont Sub. In addition, notwithstanding anything to the contrary contained herein, transfers or issuance of stock in Piedmont Washington Properties, Inc., a Maryland corporation, formerly known as Wells Washington Properties, Inc. (“Washington Properties”) and the sole member of Piedmont Sub, shall be permitted without the consent of Beneficiary provided that conditions (ii), (iii), (iv) and (v) of this Subsection 10.1(c) are satisfied and provided that Piedmont Partnership continues to own at least 98% of the stock of Washington Properties. Furthermore, notwithstanding Subsections 10.1(a)(ii) and 10.1(a)(iii) above, the members of Grantor and the owners of any of Grantor’s Constituents that are not affiliated with Piedmont Partnership (such members and owners as of the time immediately following the transfer by Beacon Capital Strategic Partners II, L.P., a Delaware limited partnership of all of its interest in Washington Properties [then known as BCSP II Washington Properties, Inc.] to Piedmont Partnership on or about November 19, 2003) shall be permitted to transfer their direct or indirect interests in Grantor to a party or parties that are not members of Grantor or owners of any of Grantor’s Constituents without the consent of Beneficiary provided that: (I) conditions (i) through (vii) of this Subsection 10.1(c) are satisfied and (II) on the first date that more than twenty percent (20%) of such ownership interests (direct or indirect) in Grantor in the aggregate are transferred in one or more transactions, Grantor shall pay to Beneficiary a transfer fee equal to one one-hundredth of one percent (0.01%) of the outstanding principal balance of the Loan for each percentage point of such ownership interest (direct or indirect) in Grantor being transferred that is in excess of such aggregate twenty percent (20%) ownership interest threshold. As an example of the foregoing, if in one transaction or over several transactions, thirty percent (30%) of the direct or indirect ownership interests in Grantor that are not affiliated with Piedmont Partnership in the aggregate are transferred, then Grantor will be required to pay a transfer fee equal to ten (10) basis points (or 0.10%) of the outstanding principal balance of the Loan at the time the last such transfer occurs; if, subsequently, an additional five percent (5%) of the direct or indirect ownership interests in Grantor that are not affiliated with Piedmont Partnership are transferred, then Grantor will be required to pay an additional transfer fee equal to five (5) basis points (or 0.05%) of the outstanding principal balance of the Loan at the time such transfer occurs. Notwithstanding the foregoing, the Shareholders shall have the right to transfer direct or indirect interests in Piedmont Partnership without the requirement that Grantor provide any prior or subsequent notice to Beneficiary thereof and without the requirement that Grantor pay any fee or charge to Beneficiary. Any such transfer will not relieve Grantor of its obligations under the Note or any of the other Loan Documents, the obligations of the Liable Parties under the Guaranty or the Indemnity Agreement, the obligations of Related Borrower under the Related Loan Documents, or the obligations of the “Liable Parties” under the “Guaranty” or the “Indemnity Agreement” as such quoted terms are defined in the Related Deed of Trust . For purposes hereof, the term “Piedmont Lender” shall mean TTF Lending LLC, a Delaware limited liability company, and its successors and permitted assigns.

(d) In addition, the original named Grantor shall have a one-time right to transfer the Property (subject to the Loan), either directly, by a transfer of all or substantially all of the ownership interests in Grantor or by a transfer of all or substantially all of the ownership interests in Grantor owned (directly or indirectly) by Piedmont Partnership, to a third party (the “First Third Party Transferee”) provided that (i) there shall not then be a default or Event of Default hereunder or under any of the other Loan Documents, or the Guaranty or the Indemnity Agreement (or any event which would, after the passage of time or the giving of notice, or both, constitute such a default) either at the time of the request or at any time thereafter through the date of the Transfer; (ii) Grantor obtains Beneficiary’s written approval of the proposed First Third Party Transferee, which approval shall not be unreasonably withheld, conditioned or delayed provided that the criteria set forth in this Subsection 10.1(d) are met; (iii) the First Third Party Transferee shall be experienced in the ownership, management and leasing of properties similar to the Property; (iv) the First Third Party Transferee shall have both a controlling and managing equity interest of real estate assets with an aggregate market value of not less than Six Hundred Million Dollars ($600,000,000.00) in the normal course of business, and such First Third Party Transferee shall have an equity interest in such real estate assets of not less than the greater of (A) $200,000,000.00 or (B) thirty percent (30%) of the aggregate value of such real estate assets as reasonably determined by Beneficiary; (v) the First Third Party Transferee shall (A) not be an adverse party, either directly or indirectly, in any litigation involving Beneficiary which seeks either injunctive relief or more than $10,000,000.00 in damages or which has as its subject matter real estate-related assets, (B) be able to and shall make the warranties set forth in Sections 8.1, 8.2, 8.4 and 8.5 hereof, and (C) not be the subject of any bankruptcy, reorganization or insolvency proceedings or any criminal charges or proceedings; (vi) the unpaid principal balance of the Loan shall not exceed fifty-five percent (55%) of the value of the Property based upon a bona fide sales price; (vii) in the opinion of Beneficiary, the annual Net Operating Income (as hereafter defined) during the then upcoming 12-month period to be derived from the Property at the time of the transfer (as calculated pursuant to space leases with tenants who are in actual occupancy, pay rent on a current basis, and are not in default) shall be at least one hundred seventy-five percent (175%) of the aggregate amount of monthly installments due under the Note and any subordinate financing (with all accrued obligations thereunder being treated as currently due); (viii) Grantor or the First Third Party Transferee shall pay to Beneficiary a fee equal to one percent (1%) of the outstanding principal balance of the Loan at the time of the transfer together with a non-refundable processing fee of $25,000.00; (ix) another party or parties reasonably acceptable to Beneficiary shall execute agreements similar to the Indemnity Agreement and the

Guaranty with respect to events arising or occurring from and after the date of the transfer, in a form and manner satisfactory to Beneficiary in its sole and absolute discretion, which additional party or parties shall have in the aggregate a net worth of not less than One Hundred Million Dollars ($100,000,000.00); (x) the First Third Party Transferee shall expressly assume all obligations of Grantor under the Loan Documents and the Indemnity Agreement in a manner satisfactory to Beneficiary, in its sole and absolute discretion; and (xi) Grantor or such First Third Party Transferee shall pay all costs and expenses incurred by Beneficiary in connection with the transfer, including title insurance premiums, documentation costs and reasonable attorneys’ fees. Any such transfer will not relieve Grantor of its obligations under the Note, any of the Loan Documents or the Indemnity Agreement or the obligations of the Liable Parties under the Guaranty and the Indemnity Agreement arising prior to the date of the transfer. The inclusion of a reference to subordinate financing in clause (vii) above shall not be construed as a consent by Beneficiary to any such subordinate financing, except as permitted in Section 10.2; any such consent may be granted or withheld in Beneficiary’s sole and absolute discretion. In determining the loan to value ratio and the debt service coverage ratio for purposes of clauses (vi) and (vii) above, the unpaid principal balance of, and the payments required or accrued under, the Second Loan and the Third Loan (as such terms are defined in Section 10.2) shall be disregarded. The term “Net Operating Income” as used herein means the projected rent and other collection generated by the Property, less all projected operating expenses, including but not limited to real estate taxes and insurance premiums.

(e) In addition, the First Third Party Transferee shall have a one-time right to transfer the Property (subject to the Loan), either directly or by a transfer of all or substantially all of the ownership interests in Grantor, to a third party (the “Second Third Party Transferee”) provided that (i) there shall not then be a default or Event of Default hereunder or under any of the other Loan Documents, or the Guaranty or the Indemnity Agreement (or any event which would, after the passage of time or the giving of notice, or both, constitute such a default) either at the time of the request or at any time thereafter through the date of the Transfer; (ii) the First Third Party Transferee obtains Beneficiary’s written approval of the proposed Second Third Party Transferee, which approval shall not be unreasonably withheld, conditioned or delayed provided that the criteria set forth in this Subsection 10.1(e) are met; (iii) the Second Third Party Transferee shall be experienced in the ownership, management and leasing of properties similar to the Property; (iv) the Second Third Party Transferee shall have both a controlling and managing equity interest of real estate assets with an aggregate market value of not less than Six Hundred Million Dollars ($600,000,000.00) in the normal course of business, and such Second Third Party Transferee shall have an equity interest in such real estate assets of not less than the greater of (A) $200,000,000.00 or (B) thirty percent (30%) of the aggregate value of such real estate assets as reasonably determined by Beneficiary; (v) the Second Third Party Transferee shall (A) not be an adverse party, either directly or indirectly, in any litigation involving Beneficiary which seeks either injunctive relief or more than $10,000,000.00 in damages or which has as its subject matter real estate-related assets, (B) be able to and shall make the warranties set forth in Sections 8.1, 8.2, 8.4 and 8.5 hereof, and (C) not be the subject of any bankruptcy, reorganization or insolvency proceedings or any criminal charges or proceedings; (vi) the unpaid principal balance of the Loan shall not exceed fifty-five percent (55%) of the value of the Property based upon a bona fide sales price; (vii) in the opinion of Beneficiary, the annual Net Operating Income during the then upcoming 12-month period to be derived from the

Property at the time of the transfer (as calculated pursuant to space leases with tenants who are in actual occupancy, pay rent on a current basis, and are not in default) shall be at least one hundred seventy-five percent (175%) of the aggregate amount of monthly installments due under the Note and any subordinate financing (with all accrued obligations thereunder being treated as currently due); (viii) the First Third Party Transferee or the Second Third Party Transferee shall pay to Beneficiary a fee equal to one percent (1%) of the outstanding principal balance of the Loan at the time of the transfer together with a non-refundable processing fee of $25,000.00; (ix) another party or parties reasonably acceptable to Beneficiary shall execute agreements similar to the Indemnity Agreement and the Guaranty with respect to events arising or occurring from and after the date of the transfer, in a form and manner satisfactory to Beneficiary in its sole and absolute discretion, which additional party or parties shall have in the aggregate a net worth of not less than One Hundred Million Dollars ($100,000,000.00); (x) the Second Third Party Transferee shall expressly assume all obligations of the First Third Party Transferee under the Loan Documents and the Indemnity Agreement in a manner satisfactory to Beneficiary, in its sole and absolute discretion; and (xi) the First Third Party Transferee or the Second Third Party Transferee shall pay all costs and expenses incurred by Beneficiary in connection with the transfer, including title insurance premiums, documentation costs and reasonable attorneys’ fees. Any such transfer will not relieve the First Third Party Transferee of its obligations under the Note, any of the Loan Documents or the Indemnity Agreement or the obligations of persons and/or entities who became the Liable Parties pursuant to clause (ix) of Section 10.1(d) under the Guaranty and the Indemnity Agreement arising prior to the date of the transfer. The inclusion of a reference to subordinate financing in clause (vii) above shall not be construed as a consent by Beneficiary to any such subordinate financing, except as permitted in Section 10.2; any such consent may be granted or withheld in Beneficiary’s sole and absolute discretion. In determining the loan to value ratio and the debt service coverage ratio for purposes of clauses (vi) and (vii) above, the unpaid principal balance of, and the payments required or accrued under, the Subordinate Loan (as such term is defined in Section 10.2) shall be disregarded.

(f) In addition, provided that no transfer has occurred pursuant to Sections 10.1(d) or (e), transfers as a result of the merger, consolidation or sale of all or substantially all of the assets of Piedmont REIT or Piedmont Partnership (which merger, consolidation or sale does not result in the conveyance of title to the Real Property) shall be permitted provided that (i) Beneficiary shall have received not less than thirty (30) days’ prior written notice (“Notice of Proposed Transfer”) of the contemplated merger, consolidation or sale, which notice shall state whether or not the proposed transferee (as hereafter defined) fulfills the requirements of this Subparagraph (f), and if so shall also include evidence satisfactory to Beneficiary of the fulfillment of such requirements; (ii) there shall not then be a default or Event of Default hereunder or under any of the other Loan Documents, or the Guaranty or the Indemnity Agreement (or any event which would, after the passage of time or the giving of notice, or both, constitute such a default) either at the time of such notice to Beneficiary or at any time thereafter through the date of the Transfer; (iii) the surviving entity after such merger or consolidation or the transferee of such assets, as the case may be (such surviving entity or transferee, as the case may be, being hereafter called “transferee”) (or its constituent owners) shall be an Institutional Investor (as hereafter defined), (iv) neither the transferee nor any of its constituent owners shall be an adverse party, either directly or indirectly, in any litigation involving Beneficiary which seeks either injunctive relief or more than $10,000,000.00 in damages or which has as its subject matter real estate-related assets, (v) such merger, consolidation or sale shall not cause to be inaccurate the warranties set forth in Sections 8.1, 8.4 and 8.5 hereof, and Section 8.2 hereof (except for the ownership of stock in an entity which is traded on a national securities exchange or through the NASDAQ national marketing system and except with respect to an offering of stock to the public pursuant to a registered securities offering, the transfer of stock on a national securities exchange or through the NASDAQ national market system); (vi) neither the transferee nor its constituent owners (other than shareholders of an entity which is traded on a national securities exchange or through the NASDAQ national market system) shall be the subject of any bankruptcy, reorganization or insolvency proceedings or any criminal charges or proceedings; (vii) Piedmont Partnership or another party or parties reasonably acceptable to Beneficiary shall execute agreements substantially identical to the Indemnity Agreement and the Guaranty with respect to events arising or occurring from and after the date of such merger, consolidation or transfer; (viii) Grantor shall provide Beneficiary with evidence of compliance with all of the foregoing conditions in sufficient detail in order to enable Beneficiary to determine whether the conditions of this Section 10.1(f) are satisfied; and (ix) Grantor or the transferee shall pay all costs and expenses incurred by Beneficiary in connection with reviewing the evidence establishing compliance with this Section 10.1(f), including reasonable attorneys’ fees (if any). Any such transfer will not relieve Grantor of its obligations under the Note, any of the Loan Documents or the Indemnity Agreement or the obligations of Liable Parties under the Guaranty or the Indemnity Agreement arising prior to the date of the transfer. As used herein, “Institutional Investor” shall mean (I) any bank, savings and loan association, trust company, investment bank, insurance company, private corporate or public pension or profit sharing plan, commingled real estate fund, real estate investment trust or company traded on a national securities exchange (including the New York Stock Exchange and the NASDAQ national market system), in each case possessing (prior to the contemplated transfer) more than $1,000,000,000.00 in assets and having (prior to the contemplated transfer) an audited net worth, or in the case of a mutual life insurance company, total surplus, as of the most recent fiscal year end, of not less than $700,000,000.00 and (II) any entity or fund substantially all of the beneficial interests in which are owned by one or more of the institutions described in clause (I) of this sentence and which meets the criteria described in this sentence.

(g) If the proposed transferee does not meet the requirements of Section 10.1(f), then the entire Secured Indebtedness shall become due and payable concurrently with the merger, consolidation or sale of assets. If such payment of the Secured Indebtedness occurs on or after December 1, 2011 (but not during the 90 day period prior to the Maturity Date), Grantor shall also be required to pay the Prepayment Fee set forth in Section 9 of the Note. If such payment of the Secured Indebtedness occurs prior to December 1, 2011, Grantor shall also be required to pay a prepayment fee equal to the greater of (A)(x) the present value of all remaining payments of principal and interest including the outstanding principal due on the Maturity Date (as defined in the Note), discounted at the rate which, when compounded monthly, is equivalent to the Treasury Rate (as defined in the Note) plus 25 basis points (one-quarter of one percentage point) compounded semi-annually, less (y) the amount of the principal then outstanding (immediately prior to the prepayment), or (B) one percent (1%) of the amount of the principal being prepaid.

10.2 PROHIBITION ON SUBORDINATE FINANCING.

(a) Except as set forth below in this Section, Grantor shall not incur or permit the incurring of (i) any financing (other than equipment leases) in addition to the Loan that is secured by a lien, security interest or other encumbrance of any part of the Property or (ii) any pledge or encumbrance of any constituent who is a controlling member of Grantor of its interest in Grantor.

(b) Notwithstanding the foregoing, Piedmont Lender shall be permitted to hold the Subordinate Loan (as such term is defined in that certain Amended and Restated Subordination and Standstill Agreement of even date herewith (the “Standstill Agreement”) by and among Grantor, Beneficiary, and Piedmont Lender, which is being recorded concurrently herewith), subject to all of the terms and provisions of the Standstill Agreement.

10.3 RESTRICTIONS ON ADDITIONAL OBLIGATIONS. During the term of the Loan, Grantor shall not, without the prior written consent of Beneficiary, become liable with respect to any indebtedness or other obligation except for (i) the Loan, the Subordinate Loan, and equipment leases, (ii) Leases entered into in the ordinary course of owning and operating the Property for the Use, (iii) other liabilities incurred in the ordinary course of owning and operating the Property for the Use but excluding any loans or borrowings, (iv) liabilities or indebtedness disclosed in writing to and approved by Beneficiary on or before the Execution Date, (v) liabilities or indebtedness incurred solely for purposes of making capital improvements to the Property not to exceed, in the aggregate, the amount of $750,000.00 (which limit of $750,000.00 shall automatically be reduced by the aggregate amount of any indebtedness or liability which exists and which is covered by the limitation set forth in the following clause (vi)), and (vi) any other single item of indebtedness or liability which does not exceed $50,000.00 or, when aggregated with other items of indebtedness or liability, does not exceed $250,000.00.

10.4 STATEMENTS REGARDING OWNERSHIP. Grantor agrees to submit or cause to be submitted to Beneficiary within thirty (30) days after December 31st of each calendar year during the term of this Deed of Trust and ten (10) days after any written request by Beneficiary, a sworn, notarized certificate, signed by an authorized (i) individual who is Grantor or one of the individuals comprising Grantor, (ii) member of Grantor, (iii) partner of Grantor or (iv) officer of Grantor, as the case may be, stating since the date hereof or the last statement given hereunder (as the case may be) whether (x) any part of the Property, or any interest in the Property, has been conveyed, transferred, assigned, encumbered (other than Permitted Exceptions), or sold, and if so, to whom; (y) any conveyance, transfer, pledge or encumbrance of any interest in Grantor has been made by Grantor and if so, to whom; or (z) there has been any change in the individual(s) comprising Grantor or in the partners, members, shareholders or beneficiaries of Grantor from those on the Execution Date, and if so, a description of such change or changes. The provisions of this Section shall not apply to transfers of any direct or indirect interests in Piedmont Partnership by the Shareholders.

ARTICLE 11

DEFAULTS AND REMEDIES

11.1 EVENTS OF DEFAULT. Any of the following shall be deemed to be a material breach of Grantor’s covenants in this Deed of Trust and shall constitute a default (“Event of Default”):

(a) The failure of Grantor to pay any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any Loan Document, whether to Beneficiary or otherwise, within seven (7) days of the due date of such payment;

(b) The failure of Grantor to perform or observe any other term, provision, covenant, condition or agreement under any Loan Document for a period of more than thirty (30) days after receipt of notice of such failure or such longer period as is necessary to cure such failure in the exercise of due diligence, but in no event longer than ninety (90) days from the receipt of notice of such failure, provided Grantor commences the cure within the initial thirty (30) day period and continuously pursues such cure to completion;

(c) The filing by Grantor or one of the Liable Parties (an “Insolvent Entity”) of a voluntary petition or application for relief in bankruptcy, the filing against an Insolvent Entity of an involuntary petition or application for relief in bankruptcy which is not dismissed within ninety (90) days, or an Insolvent Entity’s adjudication as a bankrupt or insolvent, or the filing by an Insolvent Entity of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency or other relief for debtors, or an Insolvent Entity’s seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of an Insolvent Entity or of all or any substantial part of the Property or of any or all of the Rents and Profits, or the making by an Insolvent Entity of any general assignment for the benefit of creditors, or the admission in writing by an Insolvent Entity of its inability to pay its debts generally as they become due;

(d) If any warranty, representation, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Documents by Grantor, or by any person or entity otherwise liable under any Loan Document, shall be materially false or misleading, and the failure of Grantor to cure such breach within thirty (30) days after receipt of notice of such breach or such longer period as is necessary to cure such breach in the exercise of due diligence, but in no event longer than ninety (90) days from the receipt of notice of such breach, provided Grantor commences the cure within the initial thirty (30) day period and continuously pursues such cure to completion;

(e) If Grantor shall suffer or permit the Property, or any part of the Property, to be used in a manner that might (1) impair Grantor’s title to the Property, (2) create rights of adverse use or possession, or (3) constitute an implied dedication of any part of the Property;

(f) If Liable Parties shall default under the Guaranty;

(g) If Grantor or Liable Parties shall default under the Indemnity Agreement beyond any applicable periods of notice and/or grace set forth therein;

(h) If an Event of Default (as defined in the Related Deed of Trust) shall occur under any of the Related Loan Documents; or

(i) If Grantor or Piedmont Lender shall default under the Standstill Agreement beyond any applicable periods of notice and/or grace set forth therein.

11.2 REMEDIES UPON DEFAULT. Upon the happening of an Event of Default the Secured Indebtedness and/or the Secured Indebtedness (as defined in the Related Deed of Trust) shall, at the option of Beneficiary, become immediately due and payable, without further notice or demand, and Beneficiary may undertake any one or more of the following remedies:

(a) Foreclosure. Institute a foreclosure action in accordance with the law of the State, or take any other action as may be allowed, at law or in equity, for the enforcement of the Loan Documents and realization on the Property or any other security afforded by the Loan Documents and/or the Related Loan Documents. In the case of a judicial proceeding, Beneficiary may proceed to final judgment and execution for the amount of the Secured Indebtedness owed as of the date of the judgment, together with all costs of suit, reasonable attorneys’ fees and interest on the judgment at the maximum rate permitted by law from the date of the judgment until paid. If Beneficiary is the purchaser at the foreclosure sale of the Property, the foreclosure sale price shall be applied against the total amount due Beneficiary. At any foreclosure sale, such portion of the Property as is offered for sale may, at Beneficiary’s option, be offered for sale for one total price, and the proceeds of such sale accounted for in one account without distinction between the items of security or without assigning to them any proportion of such proceeds, Grantor hereby waiving the application of any doctrine of marshaling. If less than all of the Property is sold at foreclosure and any of the Secured Indebtedness remains outstanding after the sale proceeds are applied thereto, this Deed of Trust shall continue as a lien on the Property remaining unsold, and Beneficiary may at any time thereafter direct Trustee to sell the same as provided above; and/or

(b) Power of Sale. Institute a non-judicial foreclosure proceeding in compliance with applicable law in effect on the date foreclosure is commenced for Trustee to sell the Property either as a whole or in separate parcels as Beneficiary may determine at public sale or sales to the highest bidder for cash, in order to pay the Secured Indebtedness and/or the 1201 Guaranteed Obligations. If the Property is sold as separate parcels, Beneficiary may direct the order in which the parcels are sold. Trustee shall deliver to the purchaser a trustee’s deed or deeds without covenant or warranty, express or implied. Trustee may postpone the sale of all or any portion of the Property by public announcement at the time and place of sale, and from time to time may further postpone the sale by public announcement in accordance with applicable law; and/or

(c) Entry. Enter into possession of the Property, lease the Improvements, collect all Rents and Profits and, after deducting all costs of collection and administration expenses, apply the remaining Rents and Profits in such order and amounts as Beneficiary, in Beneficiary’s sole discretion, may elect to the payment of Impositions, operating costs, costs of maintenance, restoration and repairs, Premiums and other charges, including, but not limited to, costs of leasing the Property and fees and costs of counsel and receivers, and in reduction of the Secured Indebtedness and/or the 1201 Guaranteed Obligations; and/or

(d) Receivership. Have a receiver appointed to enter into possession of the Property, lease the Property, collect the Rents and Profits and apply them as the appropriate court may direct. Beneficiary shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Grantor or any of the Liable Parties. Grantor and Liable Parties shall be deemed to have consented to the appointment of the receiver. The collection or receipt of any the Rents and Profits by Beneficiary or any receiver shall not affect or cure any Event of Default. Beneficiary’s rights hereunder include all rights and powers permitted under the laws of the State.

11.3 APPLICATION OF PROCEEDS OF SALE. In the event of a sale of the Property pursuant to Section 11.2 of this Deed of Trust, to the extent permitted by law, Beneficiary shall determine in its sole discretion the order in which the proceeds from the sale shall be applied to the payment of the Secured Indebtedness and/or the 1201 Guaranteed Obligations, including without limitation, the expenses of the sale and of all proceedings in connection with the sale, including reasonable attorneys’ fees and expenses; Impositions, Premiums, liens, and other charges and expenses; the outstanding principal balance of the Secured Indebtedness and/or the 1201 Guaranteed Obligations; any accrued interest; any Prepayment Fee; and any other amounts owed under any of the Loan Documents and/or the Related Loan Documents.

11.4 WAIVER OF JURY TRIAL. To the fullest extent permitted by law, Grantor and Beneficiary HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY in any action, proceeding and/or hearing on any matter whatsoever arising out of, or in any way connected with, the Note, this Deed of Trust or any of the Loan Documents or the Related Loan Documents, or the enforcement of any remedy under any law, statute, or regulation. Neither party will seek to consolidate any such action in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived. Each party has received the advice of counsel with respect to this waiver.

11.5 BENEFICIARY’S RIGHT TO PERFORM GRANTOR’S OBLIGATIONS. Grantor agrees that, if Grantor fails to perform any act or to pay any money which Grantor is required to perform or pay under the Loan Documents, Beneficiary may make the payment or perform the act at the cost and expense of Grantor and in Grantor’s name or in its own name. Any money paid by Beneficiary under this Section 11.5 shall be reimbursed to Beneficiary in accordance with Section 11.6.

11.6 BENEFICIARY REIMBURSEMENT. All payments made, or funds expended or advanced by Beneficiary pursuant to the provisions of any Loan Document, shall (1) become a part of the Secured Indebtedness, (2) bear interest at the Interest Rate (as defined in the Note) from the date such payments are made or funds expended or advanced, (3) become due and payable by Grantor upon demand by Beneficiary, and (4) bear interest at the Default Rate (as defined in the Note) from the date of such demand. Grantor shall reimburse Beneficiary within ten (10) days after receipt of written demand for such amounts.

11.7 FEES AND EXPENSES. If Beneficiary becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Grantor, the Property or the title thereto or Beneficiary’s interest under this Deed of Trust, or employs an attorney to collect any of the Secured Indebtedness or to enforce performance of the obligations, covenants and agreements of the Loan Documents or the Related Loan Documents, Grantor shall reimburse Beneficiary in accordance with Section 11.6 for all expenses, costs, charges and legal fees incurred by Beneficiary (including, without limitation, the fees and expenses of experts and consultants), whether or not suit is commenced. Notwithstanding the foregoing, Grantor shall not be required to reimburse Beneficiary for such expenses to the extent Grantor is the prevailing party in any action or other proceeding commenced by Grantor against Beneficiary.

11.8 WAIVER OF CONSEQUENTIAL DAMAGES. Grantor covenants and agrees that in no event shall Beneficiary be liable for consequential damages, and to the fullest extent permitted by law, Grantor expressly waives all existing and future claims that it may have against Beneficiary for consequential damages.

11.9 INDEMNIFICATION OF TRUSTEE. Except for gross negligence and willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by it in good faith to be genuine. All money received by Trustee shall be held in trust, but need not be segregated (except to the extent required by law), until used or applied as provided in this Deed of Trust. Trustee shall not be liable for interest on the money. Grantor shall protect, indemnify and hold harmless Trustee against all liability and expenses which Trustee may incur in the performance of its duties.

11.10 ACTIONS BY TRUSTEE. At any time, upon written request of Beneficiary and presentation of this Deed of Trust and the Note for endorsement, and without affecting the personal liability of any entity or the Liable Parties for payment of the Secured Indebtedness or the Related Indebtedness or the effect of this Deed of Trust upon the remainder of the Property, Trustee may take such actions as Beneficiary may request which are permitted by this Deed of Trust or by applicable law.

11.11 SUBSTITUTION OF TRUSTEE. Beneficiary has the power and shall be entitled, at any time and from time to time, to remove Trustee or any successor trustee and to appoint another trustee in the place of Trustee or any successor trustee, by an instrument recorded in the land records of the State. The recorded instrument shall be conclusive proof of the proper substitution and appointment of the successor Trustee without the necessity of any conveyance from the predecessor Trustee.

11.12 NO REINSTATEMENT. Except as otherwise provided by applicable law, if an Event of Default shall have occurred and Beneficiary or Trustee shall have commenced to exercise any of the remedies permitted hereunder, then a tender of payment by Grantor or by anyone on behalf of Grantor of the amount necessary to satisfy all sums due hereunder, or the acceptance by Beneficiary of any such payment so tendered, shall not, without the prior consent of Beneficiary, constitute a reinstatement of the Note or this Deed of Trust.

11.13 WAIVER RELATING TO REMEDIES. Grantor (i) waives, to the full extent provided by law, any requirement that Beneficiary or Trustee present evidence or otherwise proceed before any court, clerk or other judicial or quasi-judicial body before exercising the power of sale contained in this Deed of Trust and (ii) agrees that upon the occurrence of an Event of Default, neither Grantor nor anyone claiming through or under Grantor will seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, extension, homestead exemption or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of the provisions of this Deed of Trust and hereby waives to the full extent that it may lawfully so do, the benefit of all such laws.

ARTICLE 12

GRANTOR AGREEMENTS AND FURTHER ASSURANCES

12.1 PARTICIPATION AND SALE OF LOAN.

(a) Beneficiary may sell, transfer or assign its entire interest or one or more participation interests in the Loan and the Loan Documents at any time and from time to time, including, without limitation, its rights and obligations as servicer of the Loan. Beneficiary may forward to each purchaser, transferee, assignee, servicer, or participant (collectively, the “Investor”) and each prospective Investor, all documents and information which Beneficiary now has or may hereafter acquire relating to the Secured Indebtedness and to Grantor or any Liable Parties and the Property, whether furnished by Grantor, any Liable Parties or otherwise, as Beneficiary determines necessary or desirable.

(b) Grantor will cooperate with Beneficiary in furnishing such information and providing such other assistance, reports and legal opinions as Beneficiary may reasonably request in connection with any such transaction. Grantor’s obligation to cooperate with Beneficiary does not include the obligation to incur any expenses to any third parties. In addition, Grantor acknowledges that Beneficiary may release or disclose to potential purchasers or transferees of the Loan, or potential participants in the Loan, originals or copies of the Loan Documents, title information, engineering reports, financial statements, operating statements, appraisals, Leases, rent rolls, and all other materials, documents and information in Beneficiary’s possession or which Beneficiary is entitled to receive under the Loan Documents, with respect to the Loan, Grantor, Liable Parties or the Property. Grantor shall also furnish to such Investors or such prospective Investors any and all information concerning the Property, the Leases, the financial condition of Grantor or any Liable Parties as may be requested by Beneficiary, any Investor or any prospective Investor in connection with any sale, transfer or participation interest. Beneficiary shall use reasonable efforts to advise any party to whom Beneficiary provides any information provided by Grantor under this Section to keep such information confidential.

12.2 REPLACEMENT OF NOTE. Upon notice to Grantor of the loss, theft, destruction or mutilation of the Note, Grantor will execute and deliver, in lieu of the original

Note, a replacement note, identical in form and substance to the Note and dated as of the Execution Date. Upon the execution and delivery of the replacement note, all references in any of the Loan Documents to the Note shall refer to the replacement note.

12.3 GRANTOR’S ESTOPPEL. Within ten (10) days after a request by Beneficiary, Grantor shall furnish an acknowledged written statement in form satisfactory to Beneficiary (i) setting forth the amount of the Secured Indebtedness, (ii) stating either that no offsets or defenses exist against the Secured Indebtedness or the 1201 Guaranteed Obligations, or if any offsets or defenses are alleged to exist, their nature and extent, (iii) whether any default then exists under the Loan Documents or any event has occurred and is continuing, which, with the lapse of time, the giving of notice, or both, would constitute such a default, and (iv) any other matters as Beneficiary may reasonably request. If Grantor does not furnish an estoppel certificate within the 10-day period, Grantor appoints Beneficiary as its attorney-in-fact to execute and deliver the certificate on its behalf, which power of attorney shall be coupled with an interest and shall be irrevocable.

12.4 FURTHER ASSURANCES. Grantor shall, without expense to Beneficiary and/or Trustee, execute, acknowledge and deliver all further acts, deeds, conveyances, mortgages, deeds of trust, assignments, security agreements, and financing statements as Beneficiary and/or Trustee shall from time to time reasonably require, to assure, convey, assign, transfer and confirm unto Beneficiary and/or Trustee the Property and rights conveyed or assigned by this Deed of Trust or which Grantor may become bound to convey or assign to Beneficiary and/or Trustee, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or any of the other Loan Documents, or for filing, refiling, registering, reregistering, recording or rerecording this Deed of Trust. If Grantor fails to comply with the terms of this Section, Beneficiary may, at Grantor’s expense, perform Grantor’s obligations for and in the name of Grantor, and Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact to do so. The appointment of Beneficiary as attorney-in-fact is coupled with an interest.

12.5 SUBROGATION. Beneficiary shall be subrogated to the lien of any and all encumbrances against the Property paid out of the proceeds of the Loan and to all of the rights of the recipient of such payment.

ARTICLE 13

SECURITY AGREEMENT

13.1 SECURITY AGREEMENT. THIS DEED OF TRUST CREATES A LIEN ON THE PROPERTY. IN ADDITION, TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY OR FIXTURES UNDER APPLICABLE LAW, THIS DEED OF TRUST CONSTITUTES A SECURITY AGREEMENT UNDER THE DISTRICT OF COLUMBIA UNIFORM COMMERCIAL CODE (THE “U.C.C.”) AND ANY OTHER APPLICABLE LAW WITH RESPECT TO PERSONAL PROPERTY AND IS FILED AS A FIXTURE FILING WITH RESPECT TO GOODS WHICH ARE OR ARE TO BECOME FIXTURES ON THE LAND OR THE IMPROVEMENTS. UPON THE OCCURRENCE OF AN EVENT OF

DEFAULT, BENEFICIARY MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR BENEFICIARY MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE WITH BENEFICIARY’S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS DEED OF TRUST. THIS FINANCING STATEMENT SHALL REMAIN IN EFFECT AS A FIXTURE FILING UNTIL THIS DEED OF TRUST IS RELEASED OR SATISFIED OF RECORD. WITH RESPECT TO SUCH FIXTURE FILING, THE FOLLOWING INFORMATION IS PROVIDED:

Name of Debtor:	1225 Eye Street, N.W. Associates LLC, a Delaware limited liability company

Address of Debtor:	c/o Piedmont Operating Partnership, L.P. 6200 The Corners Parkway, Suite 500 Norcross, Georgia 30092 Attention: Executive Vice President, Capital Markets

Name of Secured Party:	Metropolitan Life Insurance Company, a New York corporation

Address of Secured Party:	10 Park Avenue Morristown, New Jersey 07962 Attn: Senior Vice President, Real Estate Investments

13.2 REPRESENTATIONS AND WARRANTIES. Grantor warrants, represents and covenants as follows:

(a) Grantor owns the Personal Property free from any lien, security interest, encumbrance or adverse claim, except for any item of personal property which is the subject of an equipment lease and except as otherwise expressly approved by Beneficiary in writing. Grantor will notify Beneficiary of, and will protect, defend and indemnify Beneficiary against, all claims and demands of all persons at any time claiming any rights or interest in the Personal Property.

(b) The Personal Property shall not be used or bought for personal, family, or household purposes, but shall be bought and used solely for the purpose of carrying on Grantor’s business.

(c) Grantor will not remove the Personal Property without the prior written consent of Beneficiary, except the items of Personal Property which are consumed or worn out in ordinary usage shall be promptly replaced by Grantor with other Personal Property of value equal to or greater than the value of the replaced Personal Property.

13.3 CHARACTERIZATION OF PROPERTY. The grant of a security interest to Beneficiary in this Deed of Trust shall not be construed to limit or impair the lien of this Deed of Trust or the rights of Beneficiary with respect to any property which is real property or which the parties have agreed to treat as real property. To the fullest extent permitted by law, everything used in connection with the production of Rents and Profits is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or Improvements.

13.4 PROTECTION AGAINST PURCHASE MONEY SECURITY INTERESTS. It is understood and agreed that in order to protect Beneficiary from the effect of U.C.C. Section 28:9-334, as amended from time to time and as enacted in the State, in the event that Grantor intends to purchase any goods which may become fixtures attached to the Property, or any part of the Property, and such goods will be subject to a purchase money security interest held by a seller or any other party:

(a) Before executing any security agreement or other document evidencing or perfecting the security interest, Grantor shall obtain the prior written approval of Beneficiary. All requests for such written approval shall be in writing and contain the following information: (i) a description of the fixtures (ii) the address at which the fixtures will be located; and (iii) the name and address of the proposed holder and proposed amount of the security interest.

(b) Grantor shall pay all sums and perform all obligations secured by the security agreement. A default by Grantor under the security agreement shall constitute a default under this Deed of Trust. If Grantor fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures, Beneficiary, at its option, may pay the secured amount and Beneficiary shall be subrogated to the rights of the holder of the purchase money security interest.

(c) Beneficiary shall have the right to acquire by assignment from the holder of the security interest for the Personal Property or fixtures, all contract rights, accounts receivable, negotiable or non-negotiable instruments, or other evidence of indebtedness and to enforce the security interest as assignee.

(d) The provisions of subparagraphs (b) and (c) of this Section 13.4 shall not apply if the goods which may become fixtures are of at least equivalent value and quality as the Personal Property being replaced and if the rights of the party holding the security interest are expressly subordinated to the lien and security interest of this Deed of Trust in a manner satisfactory to Beneficiary.

ARTICLE 14

RELATED LOAN PROVISIONS

14.1 RELATED LOAN. As used in this Deed of Trust, “1201 Guaranteed Obligations” means (a) the payment of the Related Indebtedness (as hereafter defined), and (b) the full performance by Related Borrower (as hereafter defined) of all of the terms, covenants and obligations set forth in the Related Deed of Trust and any of the other Related Loan

Documents (as hereafter defined). “Related Indebtedness” or “Related Loan” means the indebtedness evidenced by that certain Amended and Restated Promissory Note of even date herewith (the “Related Note”) in the principal amount of $82,400,000.00 executed by 1201 Eye Street, N.W. Associates LLC, a Delaware limited liability company (“Related Borrower”), with interest at the rates set forth in the Related Note, together with all renewals, modifications, consolidations and extensions of the Related Note, all additional advances or fundings made by Beneficiary thereunder, and any other amounts required to be paid by Related Borrower under any of the Related Loan Documents, as defined below. “Related Deed of Trust” means that certain Amended and Restated Deed of Trust, Security Agreement and Fixture Filing of even date herewith executed by Related Borrower, as grantor, in favor of Beneficiary, as beneficiary, which secures payment of the Related Note and is being recorded in the Land Records of the District of Columbia on or about the date hereof. “Related Loan Documents” means the Loan Documents, as defined in the Related Deed of Trust.

14.2 LIMITED RECOURSE GUARANTY. Subject to Section 14.2(b), Grantor hereby irrevocably and unconditionally guarantees to Beneficiary, as and for Grantor’s own debt, until final and indefeasible payment thereof has been made, payment and performance of the 1201 Guaranteed Obligations, in each case when and as the same shall become due and payable, it being the intent of Grantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection.

(a) This Guaranty is a primary and original obligation of Grantor, is not merely the creation of a surety relationship, and is an absolute and unconditional guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the Related Loan Documents or the execution and delivery thereof. Grantor agrees that it is directly, jointly and severally with any and all other guarantors of the 1201 Guaranteed Obligations, liable to Beneficiary, that the obligations of Grantor hereunder are independent of the obligations of Related Borrower or any other guarantor, and that a separate action may be brought against each person or entity signing as Grantor whether such action is brought against Related Borrower or any other guarantor or whether Related Borrower or any such other guarantor is joined in such action. Grantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Beneficiary of whatever remedies it may have against Related Borrower or any other guarantor, or the enforcement of any lien or realization upon any security Beneficiary may at any time possess. Grantor agrees that any release which may be given by Beneficiary to Related Borrower or any other guarantor shall not release Grantor. Grantor consents and agrees that Beneficiary shall be under no obligation to marshal any assets of Related Borrower or any other guarantor in favor of Grantor, or against or in payment of any or all of the Guaranteed Obligations.

(b) Notwithstanding any other provisions of this Guaranty, the rights of Beneficiary and the obligations of Grantor hereunder are limited by Section 9.1 hereof; provided that nothing herein shall in any way release, impair or otherwise affect any of the Related Loan Documents or any environmental indemnification agreements (including any Unsecured Indemnity Agreements) to which Grantor, Related Borrower or any guarantor is a party or the validity hereof or thereof, or the lien of any mortgage or deed of trust.

14.3 WAIVERS. Grantor absolutely, unconditionally, knowingly, and expressly waives:

(a) (i) Notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Related Loan Documents or the creation or existence of any 1201 Guaranteed Obligations; (iii) notice of the amount of the 1201 Guaranteed Obligations, subject, however, to Grantor’s right to make inquiry of Beneficiary to ascertain the amount of the 1201 Guaranteed Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Related Borrower or of any other fact that might increase Grantor’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Related Loan Documents; (vi) notice of any event of default under the Related Loan Documents; and (vii) all other notices (except if such notice is specifically required to be given to Grantor hereunder or under any Related Loan Document to which Grantor is a party) and demands to which Grantor might otherwise be entitled.

(b) Grantor’s right by statute or otherwise to require Beneficiary to institute suit against Related Borrower or to exhaust any rights and remedies which Beneficiary has or may have against Related Borrower or any collateral for the 1201 Guaranteed Obligations provided by Related Borrower, Grantor or any third party. In this regard, Grantor agrees that it is bound to the payment of all 1201 Guaranteed Obligations, whether now existing or hereafter accruing, as fully as if such 1201 Guaranteed Obligations were directly owing to Beneficiary by Grantor. Grantor further waives any defense arising by reason of any disability or other defense (other than the defense that the 1201 Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of Related Borrower or by reason of the cessation from any cause whatsoever of the liability of Related Borrower in respect thereof.

(c) (i) Any rights to assert against Beneficiary any defense (legal or equitable), set-off, counterclaim, or claim which Grantor may now or at any time hereafter have against Related Borrower or any other party liable to Beneficiary; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the 1201 Guaranteed Obligations or any security therefor; (iii) any defense Grantor has to performance hereunder, and any right Grantor has to be exonerated arising by reason of: the impairment or suspension of Beneficiary’s rights or remedies against Related Borrower; the alteration by Beneficiary of the 1201 Guaranteed Obligations; any discharge of the 1201 Guaranteed Obligations by operation of law as a result of Beneficiary’s intervention or omission; or the acceptance by Beneficiary of anything in partial satisfaction of the 1201 Guaranteed Obligations; and (iv) the benefit of any statute of limitations affecting Grantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the 1201 Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Grantor’s liability hereunder.

(d) Grantor absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by Beneficiary; or (ii) any election by Beneficiary under Bankruptcy Code Section 1111(b) to limit the amount of, or any collateral securing, its claim against Related Borrower.

(e) Until such time as the Related Indebtedness and all 1201 Guaranteed Obligations have been indefeasibly paid in full, Grantor hereby absolutely, unconditionally, knowingly, and expressly waives: (i) any right of subrogation Grantor has or may have as against Related Borrower with respect to the 1201 Guaranteed Obligations; (ii) any right to proceed against Related Borrower or any other person or entity, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Grantor may now have or hereafter have as against Related Borrower with respect to the 1201 Guaranteed Obligations; and (iii) any right to proceed or seek recourse against or with respect to any property or asset of Related Borrower.

14.4 RELEASES. Grantor consents and agrees that, without notice to or by Grantor and without affecting or impairing the obligations of Grantor hereunder, Beneficiary may, by action or inaction:

(a) Compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce this Deed of Trust, the other Loan Documents, the Indemnity Agreement, the Related Loan Documents or any part thereof, or the Indemnity Agreement for the Related Loan, with respect to Related Borrower or any other person or entity;

(b) Release Related Borrower or any other person or entity or grant other indulgences to Related Borrower or any other person or entity in respect thereof;

(c) Amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or

(d) Release or substitute any other guarantor, if any, of the 1201 Guaranteed Obligations, or enforce, exchange, release, or waive any security for the 1201 Guaranteed Obligations or any other guaranty of the 1201 Guaranteed Obligations, or any portion thereof.

14.5 NO ELECTION. Beneficiary shall have all of the rights to seek recourse against Grantor to the fullest extent provided for herein, and no election by Beneficiary to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Beneficiary’s right to proceed in any other form of action or proceeding or against other parties unless Beneficiary has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Beneficiary under any document or instrument evidencing the 1201 Guaranteed Obligations shall serve to diminish the liability of Grantor under this Deed of Trust except to the extent that Beneficiary finally and unconditionally shall have realized indefeasible payment by such action or proceeding

14.6 INDEFEASIBLE PAYMENT. The 1201 Guaranteed Obligations and the Related Indebtedness shall not be considered indefeasibly paid for purposes of this Deed of Trust unless and until all payments to Beneficiary are no longer subject to any right on the part of any person, including Related Borrower, Related Borrower as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of any of Related Borrower’s assets, to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. Upon such full and final performance and indefeasible payment of the 1201 Guaranteed Obligations whether by Grantor or Related Borrower, Beneficiary shall have no obligation whatsoever to transfer or assign its interest in the Related Loan Documents to Grantor. In the event that, for any reason, any portion of such payments to Beneficiary is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and Grantor shall be liable for the full amount Beneficiary is required to repay plus any and all costs and expenses (including attorneys’ fees and expenses incurred pursuant to proceedings arising under the Bankruptcy Code) paid by Beneficiary in connection therewith.

14.7 FINANCIAL CONDITION OF GRANTOR. Grantor represents and warrants to Beneficiary that:

(a) Grantor is materially interested in the financial success of Related Borrower, and maintains significant business relationships with Related Borrower;

(b) Grantor expects to derive material benefits from the contemplated uses of the proceeds of the Related Loan, and desires that Beneficiary make the Related Loan. Grantor is familiar with the transactions contemplated by the Related Note and the other Related Loan Documents and Grantor has read and understands the terms and conditions of the Loan Documents and the Related Loan Documents.

(c) Grantor is currently informed of the financial and other condition of Related Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the 1201 Guaranteed Obligations. Grantor hereby covenants that Grantor will continue to keep informed of Related Borrower’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the 1201 Guaranteed Obligations

14.8 SUBORDINATION. Grantor hereby agrees that any and all present and future indebtedness of Related Borrower owing to Grantor is deferred, postponed in favor of and subordinated to the prior payment, in full, in cash, of the 1201 Guaranteed Obligations and the Related Indebtedness. In this regard, no payment of any kind whatsoever shall be made with respect to such indebtedness until the 1201 Guaranteed Obligations and the Related Indebtedness have been indefeasibly paid in full. Until payment in full of the 1201 Guaranteed Obligations and the Related Indebtedness, Grantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Related Borrower to Grantor and hereby assigns such indebtedness to Beneficiary, including the right to file proof of claim and to vote thereon in connection with any proceeding under the Bankruptcy Code, including the right to vote on any plan of reorganization.

ARTICLE 15

MISCELLANEOUS COVENANTS

15.1 NO WAIVER. No single or partial exercise by Beneficiary and/or Trustee, or delay or omission in the exercise by Beneficiary and/or Trustee, of any right or remedy under the Loan Documents or the Related Loan Documents shall preclude, waive or limit the exercise of any other right or remedy. Beneficiary shall at all times have the right to proceed against any portion of, or interest in, the Property without waiving any other rights or remedies with respect to any other portion of the Property. No right or remedy under any of the Loan Documents or the Related Loan Documents is intended to be exclusive of any other right or remedy but shall be cumulative and may be exercised concurrently with or independently from any other right and remedy under any of the Loan Documents or the Related Loan Documents or under applicable law.

15.2 NOTICES. All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Deed of Trust shall be in writing. All notices shall be deemed to have been properly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at the addresses set forth in the Defined Terms (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service.

15.3 HEIRS AND ASSIGNS; TERMINOLOGY.

(a) This Deed of Trust applies to, inures to the benefit of, and binds Grantor, Beneficiary, Liable Parties and Trustee, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term “Grantor” shall include both the original Grantor and any subsequent owner or owners of any of the Property. The term “Beneficiary” shall include both the original Beneficiary and any subsequent holder or holders of the Note. The term “Trustee” shall include both the original Trustee and any subsequent successor or additional trustee(s) acting under this Deed of Trust. The term “Liable Parties” shall include both the original Liable Parties and any subsequent or substituted Liable Parties.

(b) In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

(c) If more than one party executes this Deed of Trust as Grantor, the obligations of such parties shall be the joint and several obligations of each of them.

15.4 SEVERABILITY. If any provision of this Deed of Trust should be held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Deed of Trust except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Beneficiary may, at its option, declare the Secured Indebtedness immediately due and payable.

15.5 APPLICABLE LAW. This Deed of Trust shall be construed and enforced in accordance with the laws of the State.

15.6 CAPTIONS. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Deed of Trust.

15.7 TIME OF THE ESSENCE. Time shall be of the essence with respect to all of Grantor’s obligations under this Deed of Trust and the other Loan Documents.

15.8 NO MERGER. In the event that Beneficiary should become the owner of the Property, there shall be no merger of the estate created by this Deed of Trust with the fee estate in the Property.

15.9 NO MODIFICATIONS. This Deed of Trust may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Grantor and Beneficiary.

15.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

[Signature on following page]

IN WITNESS WHEREOF, Grantor has executed this Deed of Trust, or has caused this Deed of Trust to be executed by its duly authorized representative(s) as of the Execution Date.

1225 EYE STREET, N.W. ASSOCIATES LLC, a Delaware limited liability company

By:	Piedmont Washington Properties, Inc., a Maryland corporation, formerly known as Wells Washington Properties, Inc., its Manager

By:
Name:
Its:

[Seal]

Address:	6200 The Corners Parkway, Suite 500
Norcross, Georgia 30092
	Attention:	Executive Vice President, Capital Markets

EXHIBIT A

PROPERTY DESCRIPTION

Lot(s) numbered Forty-seven (47) in Square numbered Two Hundred Eighty-five (285) in a subdivision made by 1225 Eye Street, N.W. Associates Limited Partnership as per plat recorded in Liber 173 at folio 67 in the Office of the Surveyor for the District of Columbia.

EXHIBIT B

LEASING GUIDELINES

“Leasing Guidelines” shall mean the guidelines approved in writing by Beneficiary, from time to time, with respect to the leasing of the Property. The following are the initial Leasing Guidelines:

(a) All Leases shall be on the standard form of lease approved by Beneficiary in writing (subject to modifications reasonably approved by Beneficiary and customary to similar properties and landlords in the East End submarket of Washington, D.C.);

(b) All Leases shall have an initial term of at least five (5) years but not more than ten (10) years;

(c) Except for the renewal of Existing Leases, none of the Leases shall cover more than 24,000 square feet of net leasable area;

(d) All Leases shall have an annual minimum rent and net effective rent at least equal to market rates per square foot of net leasable area in the East End submarket of the Washington D.C. MSA;

(e) All net Leases shall contain provisions requiring the tenant to pay its proportionate share of operating expenses and taxes, and all other Leases shall contain provisions requiring the tenant to pay, after the first year, its proportionate share of increases in taxes and operating expenses; and

(f) No Leases shall be entered into without the written approval of Beneficiary if there exists an Event of Default.

Notwithstanding the foregoing, paragraphs (a), (b), (c), and (e) above shall not be applicable to Leases of retail space on the first floor of the Improvements provided that such Leases shall have an annual minimum rent and net effective rent at least equal to market rates and contain terms which are otherwise consistent with those then prevailing in the market.

STATE OF

COUNTY OF                             : ss:

This instrument was acknowledged before me on October     , 2007 by                     , the                      of Piedmont Washington Properties, Inc., the Manager of 1225 Eye Street, N.W. Associates LLC, as the free act and deed of said 1225 Eye Street, N.W. Associates LLC.

Notary Public

[SEAL]

My Commission expires: